CLIFFWATER ENHANCED LENDING FUND

PROSPECTUS

Class I Shares CELFX

June 14, 2021

Cliffwater Enhanced Lending Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates as an interval fund. The Fund operates under an Agreement and Declaration of Trust dated January 22, 2021 (the “Declaration of Trust”). Cliffwater LLC serves as the investment adviser (the “Investment Manager”) of the Fund. The Investment Manager is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Fund has qualified and intends to continue to qualify and elect to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

Total Offering(1)

	Class I Shares	Total
Public Offering Price	Current Net Asset Value	$300,000,000
Proceeds to Fund(2)	Current Net Asset Value	Up to $300,000,000

(1)

Foreside Fund Services, LLC (the “Distributor”) acts as the principal underwriter of the Fund’s Shares on a best-efforts basis. The Shares are being offered through the Distributor and may also be offered through other brokers or dealers that have entered into selling agreements with the Distributor. The Investment Manager and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including parties who have entered into selling agreements with the Distributor) from time to time in connection with the distribution of Shares and/or the servicing of Shareholders and/or the Fund. These payments will be made out of the Investment Manager’s and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. See “DISTRIBUTOR.” The minimum initial investment in Class I Shares by any investor is $10,000,000. However, the Fund, in its sole discretion, may accept investments below these minimums. Investors purchasing Shares (as defined herein) will not be charged a sales load. Accordingly, the table assumes that no sales load is charged. See “Fund Summary — The Offering.”

(2)	The Fund’s initial offering expenses are described under “FUND FEES AND EXPENSES” below. The total of expenses of issuance and distribution are estimated to be $89,534.

The Fund’s primary investment objective is to seek high current income and modest capital appreciation, while the Fund’s secondary objective is capital preservation. Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its assets (net assets, plus any borrowings for investment purposes) in lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, the level of which is commensurate with the probability of loss for each investment or strategy. Investments may be made directly or indirectly through a range of investment vehicles that the Investment Manager believes offer high current income across corporate, real asset and alternative credit opportunities. The Fund is a “fund of funds” that intends to invest primarily in general or limited partnerships, funds, corporations, trusts or other investment vehicles (collectively, “Investment Funds”).

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), the Cliffwater Enhanced Lending Fund L.P. (the “Predecessor Fund”) reorganized with and transferred substantially all its assets into the Fund. The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Fund and the Predecessor Fund share the same investment manager and portfolio manager.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objectives will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment (see “PRINCIPAL RISK FACTORS” BEGINNING ON PAGE 22).

This prospectus (the “Prospectus”) applies to the public offering of shares of beneficial interest (“Shares”) of the Fund, designated as Class I Shares. The Shares will be offered in a continuous offering. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. The Shares will generally be offered for purchase on any business day, which is any day the New York Stock Exchange is open for business, in each case subject to any applicable sales charges and other fees, as described herein. The Shares will be issued at net asset value per Share. The Fund has registered $300,000,000 for sale under the registration statement to which this Prospectus relates. No holder of Shares (each, a “Shareholder”) will have the right to require the Fund to redeem its Shares. The Fund is a closed-end investment company operating as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund (see “Tender Offers/Offers to Repurchase” beginning on page 63 and “REPURCHASE OFFERS; LIMITED LIQUIDITY” beginning on page 22).

This Prospectus concisely provides information that you should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated June 14, 2021, has been filed with the SEC. You may request a free copy of this Prospectus, the SAI, annual and semi-annual reports and other information about the Fund, and make inquiries without charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or by calling the Fund toll-free at 1 (888) 442-4420. The SAI is incorporated by reference into this Prospectus in its entirety. You may also obtain copies of the SAI, and the annual and semi-annual reports of the Fund, as well as other information about the Fund on the SEC’s website (www.sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Shares are an illiquid investment.

•	The Shares are not listed on any stock exchange, and we do not expect a secondary market in the Shares to develop.

•	You should generally not expect to be able to sell your Shares (other than through the limited repurchase process), regardless of how we perform.

•	Although we are required to and have implemented a Share repurchase program, only a limited number of Shares will be eligible for repurchase by us.

•	You should consider that you may not have access to the money you invest for an indefinite period of time.

•	An investment in the Shares is not suitable for you if you have foreseeable need to access the money you invest.

•	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

•	All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income.

No Prior History. The Fund has no operating history and the Shares have no history of public trading.

Neither the SEC nor any state securities commission has determined whether this Prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Prospectus and the SAI as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below.

As permitted by SEC regulations, paper copies of the Fund’s shareholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you hold shares at the Fund’s transfer agent, you may elect to receive shareholder reports and other communications from the Fund electronically by contacting the Fund, c/o UMB Fund Services at 235 West Galena Street, Milwaukee, WI 53212, or by calling toll-free at 1 (888) 442-4420. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary. You may elect to receive all future reports in paper free of charge.

You can inform the Fund or your financial intermediary, as applicable, that you wish to receive paper copies of your shareholder reports by contacting them directly. Your election to receive reports in paper will apply to the Fund and all funds held through your financial intermediary, as applicable.

THE FUND’S PRINCIPAL UNDERWRITER IS FORESIDE FUND SERVICES, LLC.

The date of this Prospectus is June 14, 2021.

VOTING	60
CONFLICTS OF INTEREST	60
OUTSTANDING SECURITIES	63
TENDER OFFERS/OFFERS TO REPURCHASE	63
TENDER/REPURCHASE PROCEDURES	64
TRANSFERS OF SHARES	66
ANTI-MONEY LAUNDERING	67
CREDIT FACILITY	67
CALCULATION OF NET ASSET VALUE	67
TAXES	69
ERISA AND CODE CONSIDERATIONS	74
DESCRIPTION OF SHARES	75
PURCHASING SHARES	75
TERM, DISSOLUTION AND LIQUIDATION	76
REPORTS TO SHAREHOLDERS	76
FISCAL YEAR	76
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL	76
INQUIRIES	76

FUND SUMMARY

This is only a summary and does not contain all of the information that investors should consider before investing in the Fund. Investors should review the more detailed information appearing elsewhere in this Prospectus and SAI, especially the information set forth under the heading “Principal Risk Factors.”

The Fund and the Shares

Cliffwater Enhanced Lending Fund (the “Fund”) is a closed-end management investment company structured as an “interval fund” and registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and organized as a Delaware statutory trust on January 22, 2021. Cliffwater LLC serves as the investment adviser (the “Investment Manager”) of the Fund. The Investment Manager provides day-to-day investment management services to the Fund. The Fund is non-diversified, which means that under the Investment Company Act, it is not limited in the percentage of its assets that it may invest in any single issuer of securities.

The Fund is an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class net asset value (“NAV”), of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The Fund offers shares of beneficial interest designated as Class I Shares (“Shares”). In the future, other classes of Shares may be registered and included in this offering.

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), the Cliffwater Enhanced Lending Fund L.P. (the “Predecessor Fund”) reorganized with and transferred substantially all its portfolio securities into the Fund. The Predecessor Fund maintained an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Fund and the Predecessor Fund share the same investment manager and portfolio manager. For past performance information of the Predecessor Fund, see “Performance.”

The Fund intends to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), which generally requires that, at the end of each quarter: (1) at least 50% of the Fund’s total assets are invested in (i) cash and cash items (including receivables), Federal Government securities and securities of other regulated investment companies; and (ii) securities of separate issuers, each of which amounts to no more than 5% of the Fund’s total assets (and no more than 10% of the issuer’s outstanding voting shares), and (2) no more than 25% of the Fund’s total assets are invested in (i) securities (other than Federal Government securities or the securities of other regulated investment companies) of any one issuer; (ii) the securities (other than the securities of other regulated investment companies) of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses; or (iii) the securities of one or more qualified publicly traded partnerships.

Investment Objectives and Strategies

The Fund’s primary investment objective is to seek high current income and modest capital appreciation. The Fund’s secondary objective is capital preservation.

Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its assets (net assets, plus any borrowings for investment purposes) in lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, the level of which is commensurate with the probability of loss for each investment or strategy, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as sale leasebacks of real estate or equipment. Investments by the Fund may take the form of secured or unsecured bonds and loans with a fixed or floating coupon, a structured capital instrument with preference to common equity holders and a stated contractual interest payment or rate of return, assets with fixed lease payments, or other assets with predictable cash flow streams. Investments may be made directly or indirectly through a range of investment vehicles that the Investment Manager believes offer high current income across corporate, real asset and alternative credit opportunities. The Investment Manager will employ a dynamic process that allocates the Fund’s assets between Investment Funds and direct investments.

The Investment Manager believes that the Fund can benefit investors and achieve its objectives of attractive current yield, capital preservation, and low NAV volatility by diversifying across multiple credit strategies. Unlike many other asset classes, private debt is highly fragmented. As such, due diligence requires assessing the return and risk opportunities for individual types of credit strategies as well as selecting the best managers/funds to implement those credit strategies.

The below describes the credit strategies that the Fund may utilize

• US, Non-US Corporate Direct Lending: Directly originated by non-bank entities, typically senior secured loans to middle market companies underwritten on a cash flow or EBITDA basis

• Mezzanine: Directly originated corporate loans (or structured equity) subordinate to senior debt. Can be secured by assets or unsecured, but have priority to equity

• Structured (CLO debt and equity): Typically highly levered investments in lower risk credit collateral

• Venture Debt: Loans to venture capital-backed companies that are typically not yet profitable. Investments can be a combination of cash and PIK income plus equity/warrants

• Asset-based: Debt or structured equity backed by assets and underwritten to asset value, rather than cash flow. Collateral may include hard assets and/or financial assets such as trade claims and receivables

• Leasing (Aircraft, Equipment, Other): Leasing of commoditized equipment or mission critical assets to counterparty over a defined term

• Real Estate Debt: Loans collateralized by real estate. Typically takes the form of (i) a whole loan with the senior portion syndicated to a bank partner or (ii) a mezzanine unsecured loan

• Infrastructure: Senior and mezzanine debt (or structured equity) investments backed by infrastructure assets

• Royalties: Investments in intellectual property rights with credit-like cash flow characteristics or debt investments to companies collateralized by intellectual property rights

• Insurance-linked: Sale of reinsurance policies tied primarily to weather events and other natural disasters

• Litigation Claims: Third party funding to pursue litigation in exchange for a share of future settlement/award proceeds

• Marketplace Lending: Loans to consumers either originated on an individual basis or rediscount lending to platforms that originate consumer loans

There is no limit on the duration, maturity or credit quality of any investment in the Fund’s portfolio, and the Fund’s assets will be dynamically allocated across durations, maturities and credit qualities. The Fund’s allocations among assets will vary over time in response to changing market opportunities. There can be no assurance that the Fund will achieve its investment objectives. The Fund may invest in sub-investment grade debt securities or “junk” debt securities and non-rated debt or equity securities. These investments could constitute a material percentage of the Fund’s holdings at any given point in time.

The Fund may leverage its investments, including through borrowings by one or more special purpose vehicles (“SPVs”) that are wholly-owned subsidiaries of the Fund, by “borrowing.” Certain Fund investments may be held by these SPVs. The Fund anticipates engaging in borrowing during its first year of operation. The Fund may borrow cash for a number of reasons, including without limitation, in connection with its investment activities, to make distributions, to satisfy repurchase requests from Shareholders, and to otherwise provide the Fund with temporary liquidity. Borrowing, including any borrowing through any SPVs that are wholly-owned subsidiaries of the Fund, will be limited to 33.33% of the Fund’s assets (50% of its net assets). Leverage in the first year is expected to be 20% to 30%.

The Fund may invest directly in foreign debt and equity securities, including those from emerging markets, issued in both U.S. dollars and foreign currencies. It is not anticipated that investments in foreign securities and/or emerging markets will constitute a significant portion of the Fund’s investments.

Except as otherwise indicated, the Fund may change its investment objectives and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objectives of the Fund are not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objectives or any of its investment policies, restrictions or strategies.

The Investment Manager

As Investment Manager, Cliffwater LLC provides day-to-day investment management services to the Fund. Its principal place of business is located at 4640 Admiralty Way, 11th Floor, Marina del Rey, CA 90292-6623. The Investment Manager is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). As of December 31, 2020, it had approximately $4 billion in assets under management and $84 billion in assets under advisement (which includes both discretionary and non-discretionary accounts).

Performance

Simultaneous with the Commencement of Operations, the Predecessor Fund reorganized with and into the Fund. The performance of Shares for periods before the Commencement of Operations is that of the Predecessor Fund. The Predecessor Fund’s performance has been adjusted to reflect the estimated gross expenses of the Shares (minus the projected Acquired Fund Fees and Expenses and Fees and Interest Payments on Borrowed Funds). For the estimated gross expenses of the Shares (including Acquired Fund Fees and Expenses), see “Fund Fees and Expenses.”

For past performance information for Shares, see “Performance.”

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.

The Administrator

The Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services, including performing all actions related to the issuance and repurchase of Shares of the Fund. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.

Fees and Expenses

The Fund bears its own operating expenses (including, without limitation, its offering expenses not paid by the Investment Manager). A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Management Fees. The Fund pays the Investment Manager a management fee (the “Investment Management Fee”) at an annual rate of 0.95%, payable monthly in arrears, accrued daily based upon the Fund’s average daily net assets. See “INVESTMENT MANAGEMENT FEES.” The Investment Management Fee paid to the Investment Manager will be paid out of the Fund’s assets. Such management fee is paid before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

Administration Fee. The Fund pays the Administrator tiered fees based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed per-account transaction fees (the “Administration Fees”). The Administration Fees are paid to the Administrator out of the assets of the Fund, and therefore, decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See “ADMINISTRATION.”

The Investment Manager has contractually agreed to waive its entire management fee until June 14, 2022 (for a period of one year following the effective date of this Prospectus). The Investment Manager may reduce the amount of the waiver in the amount of any organizational and related expenses paid by the Investment Manager with respect to the Fund. The Investment Manager may not recoup waived fees.

Investor Qualifications

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Prospectus as “Eligible Investors.” Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP (as defined below) will be required to qualify as Eligible Investors and to complete an additional investor application prior to the additional purchase.

The Offering

The minimum initial investment in the Fund by any investor in Class I Shares is $10,000,000, and the minimum additional investment in the Fund by any Shareholder is $5,000. However, the Fund, in its sole discretion, may accept investments below these minimums. An initial investment by an accredited investor in an amount below $25,000 may be permitted as a part of a registered investment adviser or broker’s allocation of client assets.

The Shares will be offered in a continuous offering. Shares will generally be offered for purchase on any day the New York Stock Exchange (“NYSE”) is open for business (each, a “Business Day”), except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors.

A prospective investor must submit a completed investor application on or prior to the acceptance date set by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time at the Board’s discretion.

Distribution Policy

The Fund intends to make quarterly distributions of substantially all of its net investment income. Distributions cannot be assured, and the amount of each distribution is likely to vary. Distributions will be paid at least annually in amounts representing substantially all of the net investment income not previously distributed in a quarterly distribution and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.

Each Shareholder whose Shares are registered in its own name will automatically be a participant under the Fund’s dividend reinvestment program (the “DRIP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares priced at the then-current NAV unless such Shareholder, at any time, specifically elects to receive income dividends and/or capital gains distributions in cash. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due. In the event that Shareholders submit elections in aggregate to receive more than the cap amount of such a distribution in cash, any such cap amount will be pro-rated among those electing Shareholders. Inquiries concerning income dividends and/or capital gains distributions should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 1 (888) 442-4420 or 235 West Galena Street, Milwaukee, WI 53212.

Repurchase Offers

The Fund provides a limited degree of liquidity to the Shareholders by conducting quarterly offers to repurchase its Shares at their NAV on the date on which the repurchase price for Shares is determined (the “Valuation Date”). Each repurchase offer will be for no less than 5% nor more than 25% of the Fund’s Shares outstanding. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the Valuation Date. See “TENDER OFFERS/OFFERS TO REPURCHASE” and “TENDER/REPURCHASE PROCEDURES.”

Risk Factors

The Fund is subject to substantial risks — including strategy risks, market risks, liquidity risks, credit risks, prepayment risks, valuation risks, and interest rate risks. While the Investment Manager will attempt to moderate any risks, there can be no assurance that the Fund’s investment activities will be successful or that the investors will not suffer losses. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Investment Manager and its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested.

Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Investment Manager and its principals, and the Fund are not indicative of future results. Prospective investors should review carefully the “PRINCIPAL RISK FACTORS” section of this Prospectus.

Summary of Taxation

The Fund has elected to be treated and qualify as a regulated investment company (a “RIC”) for federal income tax purposes. As a RIC, the Fund will generally not be subject to federal corporate income tax, provided that when it is a RIC, it distributes an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its tax-exempt income, if any, for each year. See “TAXES.”

FUND FEES AND EXPENSES

The following tables describe the aggregate fees and expenses that the Fund expects to incur and that the Shareholders can expect to bear, either directly or indirectly, through the Fund’s investments. More information about these and other discounts is available from your financial professional and in the section titled “Purchasing Shares” beginning on page 75 of this Prospectus.

ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS ATTRIBUTABLE TO SHARES)
Management Fees(1)	0.95%
Fees and Interest Payments on Borrowed Funds(2)	0.67%
Acquired Fund Fees and Expenses(2)(3)	0.57%
Other Expenses(2)	0.60%
Total Annual Expenses(4)	2.79%
Fee Waiver(4)	(0.95)%
Net Annual Expenses	1.84%

(1)

Management Fees include the Investment Management Fee paid to the Investment Manager at an annual rate of 0.95% payable monthly in arrears, accrued daily based upon the Fund’s average daily net assets. The Investment Management Fee paid to the Investment Manager will be paid out of the Fund’s assets. The Investment Management Fee is paid before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. It will be waived for one year following the effectiveness of the Fund’s prospectus, as described in footnote 4, below.

(2)

“Fees and Interest Payments on Borrowed Funds”, “Other Expenses”, and “Acquired Fund Fees and Expenses” represent estimated amounts for the current fiscal year. These estimates are based on the assumption of $235 million in average net assets in the Fund’s first year and that the Fund will incur leverage in its first year of between 20% and 30%.

(3)

Shareholders indirectly bear a portion of the asset-based fees, incentive allocations and other expenses incurred by the Fund as an investor in Investment Funds. Managers of registered investment companies and private funds (“Underlying Managers”) generally receive management fees, typically ranging between 0% and 2% per annum of such fund’s assets under their management, as well as, in some cases, quarterly or annual incentive allocations typically ranging between 0% and 20% of any profits earned during the applicable calculation period. These incentive allocations are generally calculated and only payable after a return hurdle has been met. The Investment Manager does not participate in any of the fees or allocations paid to these managers.

(4)

The Investment Manager has contractually agreed to waive its entire investment management fee until June 14, 2022 (for a period of one year following the effective date of this Prospectus). The Investment Manager may reduce the amount of the waiver in the amount of any organizational and related expenses paid by the Investment Manager with respect to the Fund. The investment management fees waived pursuant to this contract are not otherwise subject to recapture by the Investment Manager.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, is an estimate based on anticipated investments in the Fund and anticipated expenses for the current fiscal year of the Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator and custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEES,” “ADMINISTRATION,” “FUND EXPENSES,” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown (in the example). The example is based on the Fund's net annual expenses for the first year of each period shown, and on the Fund's total annual expenses for subsequent years. The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares.

EXAMPLE

Class I Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$19	$78	$139	$305

The example is based on the annual fees and expenses of Class I Shares set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

FINANCIAL HIGHLIGHTS

Because the Fund has no performance history as of the date of this Prospectus, there are no financial highlights for the Fund.

USE OF PROCEEDS

The proceeds from the continuous offering of the Fund’s Shares, not including the amount of any sales charges and the Fund’s fees and expenses (including, without limitation, offering expenses not paid by the Investment Manager), will be invested by the Fund in accordance with the Fund’s investment objectives and strategies as soon as practicable and not later than six months after receipt, subject to market conditions, the availability of suitable investments, and the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes.

Delays in fully investing the Fund’s assets may occur, for example, because of the time required to complete certain transactions in Investment Funds and the Investment Manager’s ability to find suitable investments may be delayed. While the Fund is expected to be partially-invested within three months, the aforementioned delays may inhibit the Fund from being fully-invested at all times. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to Shareholders. Pending such use, the Fund may take temporary defensive measures and invest a portion of proceeds in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, municipal bonds, bank accounts, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities and other high-quality debt instruments maturing in one year or less from the time of investment. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or short-term securities or money market funds to meet operational needs or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVES AND STRATEGIES

INVESTMENT OBJECTIVES

The Fund’s primary investment objective is to seek high current income and modest capital appreciation. The Fund’s secondary objective is capital preservation. There can be no assurance that the Fund will achieve its investment objectives.

Except as otherwise indicated, the Fund may change its investment objectives and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objectives of the Fund are not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objectives or any of its investment policies, restrictions, strategies or techniques.

INVESTMENT STRATEGIES AND OVERVIEW OF INVESTMENT PROCESS

Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its assets (net assets, plus any borrowings for investment purposes) in lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, the level of which is commensurate with the probability of loss for each investment or strategy, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as sale leasebacks of real estate or equipment. Investments made by the Fund may take the form of secured or unsecured bonds and loans with a fixed or floating coupon, a structured capital instrument with a preference to common equity holders and a stated contractual interest payment or rate of return, assets with fixed lease payments, or other assets with predictable cash flow streams. Investments may be made directly or indirectly through a range of investment vehicles that the Investment Manager believes offer high current income across corporate, real asset and alternative credit opportunities. The Investment Manager will employ a dynamic process that allocates the Fund’s assets between Investment Funds and direct investments.

The Investment Manager believes that the Fund can benefit investors and achieve its objectives of attractive current yield, capital preservation, and low NAV volatility by diversifying across multiple credit strategies, as depicted in the figure below. Unlike many other asset classes, private debt is highly fragmented. As such, due diligence requires assessing the return and risk opportunities for individual types of credit strategies as well as selecting the best managers/funds to implement those credit strategies.

Credit Strategy Selection

The figure below describes the credit strategies that the Fund may utilize. The Investment Manager expects that the Fund will invest in 6 to 12 strategies at any one time, depending upon the Investment Manager’s assessment of attractiveness.

Credit strategy descriptions and characteristics are provided in the table below. Credit strategies may change over time, and the Fund may invest outside of the following strategies.

Credit Strategy	General Description	Characteristics
US, Non-US Corporate Direct Lending	Directly originated by non-bank entities, typically senior secured loans to middle market companies underwritten on a cash flow or EBITDA basis	Current income, low loss rate and volatility
Mezzanine	Directly originated corporate loans (or structured equity) subordinate to senior debt. Can be secured by assets or unsecured, but have priority to equity	Focus on total return, combination of cash and PIK income, plus equity warrants
Structured (CLO debt and equity)	Typically highly levered investments in lower risk credit collateral	High cash flow driven by structural leverage
Venture Debt	Loans to venture capital-backed companies that are typically not yet profitable. Investments can be a combination of cash and PIK income plus equity/warrants	Private equity-type upside return profile with baseline contractual return from the debt component
Asset-based	Debt or structured equity backed by assets and underwritten to asset value, rather than cash flow. Collateral may include hard assets and/or financial assets such as trade claims and receivables	Rapid amortization, short duration, typically self-liquidating

Credit Strategy	General Description	Characteristics
Leasing (Aircraft, Equipment, Other)	Leasing of commoditized equipment or mission critical assets to counterparty over a defined term	Duration and amortization vary by asset type, fixed payment structures, residual value risk exists with some asset types
Real Estate Debt	Loans collateralized by real estate. Typically takes the form of (i) a whole loan with the senior portion syndicated to a bank partner or (ii) a mezzanine unsecured loan	Hard asset collateral, higher LTVs (60-90% range vs. 40-60% for corporate debt)
Infrastructure	Senior and mezzanine debt (or structured equity) investments backed by infrastructure assets	High quality hard asset collateral, with long term contractual cash flows
Royalties	Investments in intellectual property rights with credit-like cash flow characteristics or debt investments to companies collateralized by intellectual property rights	Uncorrelated to credit markets, typically healthcare, entertainment or other IP rights
Insurance-linked and Catastrophe Bonds

Sale of reinsurance policies tied primarily to weather events (including wind events) and other natural disasters, and/or purchase of personal life insurance policies from sellers interested in generating liquidity

Short duration, cyclical, uncorrelated, and potentially high losses in extreme events
Litigation Claims	Third party funding to pursue litigation in exchange for a share of future settlement/award proceeds	Short duration, 6-24 months; uncorrelated with other credit assets
Marketplace Lending	Loans to consumers either originated on an individual basis or rediscount lending to platforms that originate consumer loans	Short duration, granular portfolios, typically self-liquidating

The Investment Manager conducts ongoing due diligence on each credit strategy for new funds that the Fund invests in, using the criteria described below. Investments in funds purchased on the secondary market are approved by the Investment Manager’s investment committee, but may not be rated pursuant to the below.

Strategy Criteria:	Description:
Current yield	Yield premium over traditional credit strategies considered more attractive, net of fees and expenses
Income risk	Certainty of income; stated cash coupons considered most attractive
Principal risk	Certainty of principal repayment in full considered most attractive
Priority	Seniority in right of payment and security interest in assets preferred
Market size	Breadth and depth of credit strategy from market cap, fundraising data
Market growth	Assessment of current and future growth in strategy

Liquidity	Measures (maturity, secondary market, etc.) that identify duration of strategy
Price volatility	Periodic volatility in valuation
Complexity	Credit strategies with greater complexity are considered riskier
Leverage	Explicit or implicit use of leverage is considered risky and less attractive
Manager quality	Quality of investment advisers implementing the credit strategy
Fee appropriateness	Assessment of fees and expenses of credit strategy relative to benefits
Overall rating	Weighted average of individual metrics rated 1 to 5 in relative attractiveness

The Investment Manager determines and assigns ratings to each strategy criterion by analyzing information obtained through a variety of sources and comparing our analyses across each credit strategy to determine relative attractiveness. First and foremost, the Investment Manager collects data on credit managers through its due diligence process that is used to build internal databases, analyze credit risk metrics, and evaluate historical performance of each strategy. The Investment Manager also conducts qualitative analysis on each strategy gained through hundreds of meetings with credit managers each year, which is primarily used to assess complexity and manager quality. Furthermore, the Investment Manager supplements its proprietary data with publicly available market data and indices, which are used for determining market sizing and growth as well as comparing historical performance to other asset classes. For example, the Investment Manager created the Cliffwater Direct Lending Index (“CDLI”), which tracks performance of over 6,000 loans representing $126 billion of assets dating back to 2004. CDLI is used to assess current yield, income risk, principal risk, liquidity, priority, price volatility, leverage, and manager quality for direct lending, which are eight of the twelve strategy criteria used in determining relative attractiveness of each credit strategy. The Investment Manager also created two additional indices, “CDLI-S” and “CDLI-V”, to assess the same criteria across the senior debt and venture debt strategies. The Investment Manager also evaluates public alternatives such as publicly traded companies executing similar strategies and publicly issued asset-backed securities to assess the illiquidity risk premium available in strategies that the Fund will pursue.

The overall rating reflects the Investment Manager’s view of the investment worthiness of the credit strategy over an entire credit cycle. The Investment Manager maintains a default forecast model based on seven predictive factors that provide ongoing guidance to the current stage of the credit cycle. Each credit strategy is rated as attractive, neutral or unattractive for each of the four stages of the credit cycle based on numerous factors including, but not limited to, position in the capital structure, amount of financial or structural leverage typically used in each strategy, correlation to the broader business cycle, industry focus (i.e., diversified or sector specific), and price volatility of the strategy. These factors use historical data and current market observations to rate each strategy, which is monitored and updated on an ongoing basis. For example, the Investment Manager monitors “risk premiums” in the private corporate credit market using its proprietary data to assess on an ongoing basis the return premium for investing in subordinated debt. The Investment Manager has observed that historically during periods of volatility, spreads widen in subordinated debt and compress during the mid- and late-stages of the credit cycle. Should this trend repeat itself, the Investment Manager may overweight subordinated debt strategies relative to other credit strategies during periods of volatility.

The Investment Manager will also increase or decrease strategy weights depending upon its tactical outlook for the credit strategy. The Investment Manager evaluates the relative performance of each strategy across the “credit cycle” which it breaks down into four stages: Early Cycle, Mid-Cycle, Late-Cycle, and Downturn. Expected performance for each credit strategy is then rated good, neutral, or bad according to the cycle stage the Investment Manager believes exists in the current environment. The Investment Manager will overweight strategies that are expected to perform well in the current cycle and underweight strategies that are expected to perform less well in the current cycle.

The Fund will invest in the credit strategies through private partnerships or other funds managed by an investment firm selected by the Investment Manager. The Investment Manager has significant experience conducting due diligence and investing in credit funds. For example, the Investment Manager advises on approximately $8 billion in private credit assets and advises primarily large institutional investors and endowments on approximately $84 billion (including discretionary and non-discretionary accounts).

Manager/Fund Selection

The Investment Manager believes that investors benefit by selecting management firms that specialize in each strategy. The Investment Manager maintains a global database exceeding 1,600 credit funds, conducting due diligence, and giving an A, B, or C-rating to each fund.

The credit selection process is illustrated by the diagram below.

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Sourcing. The Investment Manager’s private debt research team is responsible for sourcing credit opportunities and funds. These professionals are responsible for primary fund opportunities across a wide spectrum of credit opportunities and managers. Each has developed sector specialization and manager knowledge from their years of experience, which extends globally.

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Rating. Each research team member then rates (A, B, or C) credit opportunities funds and prepares a preliminary due diligence report supporting their rating. A-ratings generally comprise a small fraction (10%-15%) of the universe of opportunities. Ratings can change as the research team re-evaluates over time.

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Due Diligence. The Investment Manager next conducts thorough due diligence on the top A-rated investments and fund opportunities. This involves separate investment and operations due diligence teams and separate investment and operational reports that further describe and assess the opportunity.

Key value drivers in the investment due diligence process include:

i.	Organization: Evaluation of the quality of the portfolio managers and the backing provided by the platform.

ii.	Investment process: Assessment of repeatable and differentiable processes for sourcing investment opportunities, credit analysis and overall investment strategy.

iii.	Portfolio construction: Loan mix (capital structure, industry, sponsor vs. non-sponsor, etc.), financing sources, investor alignment and expenses.

iv.	Track record: Demonstrable track record of successfully originating, underwriting, and working out loans and meeting return targets.

Separately, our operations due diligence team conducts and independent assessment of the operational risks of the investment opportunity.

Key value drivers in our operations due diligence process include:

i.	Governance: Evaluation of the regulatory and compliance program, role of the advisory board, and business risk management practices.

ii.	Infrastructure: Assessment of the non-investment personnel, segregation of duties and cash controls, service provider selection, and technology infrastructure.

iii.	Processes: Review of financing arrangements, investor transparency and disclosures, and ongoing investor communication.

iv.	Valuation: Evaluation of the valuation methodology, valuation review procedures, accounting processes, and fund expenses.

–	Approval – Research Group. The credit research team next votes to approve the investment or requests additional information if appropriate.

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Final Approval – Investment Committee. The Investment Manager’s Investment Committee approves all final investments/funds. If approved by the research team, the appropriate research professional will present the investment opportunity, with supporting reports, to the Investment Committee for final approval.

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Ongoing Monitoring. Following the close of an investment, the Investment Manager implements a diligent monitoring process that includes frequent meetings or calls with underlying investment managers, ongoing monitoring of key performance indicators related to portfolio holdings and underlying exposures, and performance analysis using a wide array of analytical tools and systems.

Portfolio Construction

The Investment Manager will seek to mitigate certain investment risks associated with credit-oriented portfolios through portfolio construction:

–	The Investment Manager intends to have at least six credit strategies represented in a fully-ramped portfolio with no one strategy representing more than 30% of total assets.

–	No single position will represent more than 5% of total assets up to 50% of total assets. No single position will represent more than 25% of total assets for the remaining 50% of total assets.

–	Interest rate risk should be mitigated as most assets pay floating rate cash interest.

–

The Investment Manager seeks to diversify asset origination across calendar years (“vintages”) in order to balance out the impact of credit cycles on valuation, unless the Investment Manager, based upon its assessment, believes certain vintage years are particularly attractive or unattractive.

–	The Investment Manager seeks a portfolio that is diversified across industries unless in its view certain industries provide an attractive or unattractive return/risk tradeoff.

–

The Investment Manager seeks a high level of interest income and therefore will attempt to take advantage of debt opportunities that extend lower in the capital structure than traditional senior secured loans or strategies that utilize leverage. In so doing the Investment Manager will mitigate credit risks as much as possible through increased number of credits the Fund has exposure to and the selection of managers underwriting individual credits. The Investment Manager may seek to reduce credit risk at any time through allocations to senior secured loans or holdings of cash equivalents.

–	The Investment Manager may use leverage which is capped by regulation by a minimum 300% asset coverage ratio.

Other Information Regarding Investment Strategy

There is no limit on the duration, maturity or credit quality of any investment in the Fund’s portfolio.

The Fund may leverage its investments, including through borrowings by one or more special purpose vehicles (“SPVs”) that are wholly-owned subsidiaries of the Fund, by “borrowing.” Certain Fund investments may be held by these SPVs. The Fund anticipates engaging in borrowing during its first year of operation. The Fund may borrow cash for a number of reasons, including without limitation, in connection with its investment activities, to make distributions, to satisfy repurchase requests from Shareholders, and to otherwise provide the Fund with temporary liquidity.

Borrowing, including any borrowing through SPVs that are wholly-owned subsidiaries of the Fund, will be limited to 33.33% of the Fund’s assets (50% of its net assets). The Fund may invest directly in foreign debt and equity securities, including those from emerging markets, issued in both U.S. dollars and foreign currencies. It is not anticipated that investments in foreign securities and/or emerging markets will constitute a significant portion of the Fund’s investments. The Fund’s allocations among assets will vary over time in response to changing market opportunities. There can be no assurance that the Fund will achieve its investment objectives. The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to market, economic, political or other conditions. During such times, the Investment Manager may determine that a large portion of the Fund’s assets should be invested in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, municipal bonds, bank accounts, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities and other high-quality debt instruments maturing in one year or less from the time of investment. In these and in other cases, the Fund may not achieve its investment objective. The Investment Manager may invest the Fund’s cash balances in any investments it deems appropriate.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) may vary from year to year. It is anticipated that the Fund’s annual portfolio turnover rate will ordinarily be between 20% and 50%. The portfolio turnover rate is not expected to exceed 100%, but may vary from year to year and will not be a limiting factor when the Investment Manager deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Investment Manager, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates.

PRINCIPAL RISK FACTORS

All investments carry risks to some degree. The Fund cannot guarantee that its investment objective will be achieved or that its strategy of investing in the Fund will be successful, and its NAV may decrease. An investment in the Fund involves substantial risks, including the risk that the entire amount invested may be lost.

GENERAL RISKS

LIMITED OPERATING HISTORY. The Fund was organized on January 22, 2021. It had not yet commenced operations as of the date of this Prospectus and has no operating history. The Fund may not succeed in meeting its objective, and its NAV may decrease. As a new Fund, there is no assurance that the Fund will grow or maintain economically viable size, which may result in increased Fund expenses or a determination to liquidate the Fund.

MINIMAL CAPITALIZATION. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, Shareholders may bear higher expenses due to a lack of economies of scale.

REPURCHASE OFFERS; LIMITED LIQUIDITY. The Fund is a closed-end investment company structured as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class NAV, of not less than 5% and not more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The Fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Such a decrease may therefore force the Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to it and cause its expense ratio to increase.

Notices of each repurchase offer are sent to shareholders at least 21 days before the “Repurchase Request Deadline” (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than the fourteen (14) days after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to Shareholders between one and three business days after the Repurchase Pricing Date and will distribute payment no later than seven (7) calendar days after such date. If a Shareholder tenders all of its Shares (or a portion of its Shares) in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Shareholder after the Repurchase Request Deadline. Because the NAV applicable to a repurchase is calculated 14 days after the Repurchase Request Deadline, a Shareholder will not know its repurchase price until after it has irrevocably tendered its Shares. See “TENDER OFFERS/OFFERS TO REPURCHASE” and “TENDER/REPURCHASE PROCEDURES.” Shareholders may be subject to market risk in relation to the tender of their Shares for repurchase because like other market investments, the value of the Fund’s Shares may move up or down, sometimes rapidly and unpredictably, between the date a repurchase offer terminates and the repurchase date. Likewise, because the Fund’s investments may include securities denominated in foreign currencies, changes in currency values between the date a repurchase offer terminates and the repurchase date may also adversely affect the value of the Fund’s shares.

DISTRIBUTION POLICY. The Fund’s distribution policy is to make quarterly distributions of substantially all of its net investment income. Distributions cannot be assured, and the amount of each distribution is likely to vary. Distributions will be paid at least annually in amounts representing substantially all of the net investment income not previously distributed in a quarterly distribution and net capital gains, if any, earned each year. All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income. Shareholders should not assume that the source of a distribution from the Fund is net investment income. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

BORROWING, USE OF LEVERAGE. The Fund may leverage its investments by “borrowing,” including borrowing through one or more SPVs that are wholly-owned subsidiaries. In the event that an investment is made by using borrowing made through such wholly-owned SPVs, such investment may be made by SPVs. The use of leverage increases both risk of loss and profit potential. The Fund is subject to the Investment Company Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed (including through one or more SPVs that are wholly-owned subsidiaries of the Fund), measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This means that at any given time the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). The interests of persons with whom the Fund (or SPVs that are wholly-owned subsidiaries of the Fund) enters into leverage arrangements will not necessarily be aligned with the interests of the Fund’s Shareholders and such persons will have claims on the Fund’s assets that are senior to those of the Fund’s Shareholders. In addition to the risks created by the Fund’s use of leverage, the Fund is subject to the additional risk that it would be unable to timely, or at all, obtain leverage borrowing. The Fund might also be required to de-leverage, selling securities at a potentially inopportune time and incurring tax consequences. Further, the Fund’s ability to generate income from the use of leverage would be adversely affected.

Under the Investment Company Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance, the value of the Fund’s total assets (including the proceeds of such issuance) less all liabilities and indebtedness not represented by senior securities is at least equal to 200% of the total of the aggregate amount of senior securities representing indebtedness plus the aggregate liquidation value of any outstanding preferred stock. Stated another way, the Fund may not issue preferred stock that, together with outstanding preferred stock and debt securities, has a total aggregate liquidation value and outstanding principal amount of more than 50% of the value of the Fund’s total assets, including the proceeds of such issuance, less liabilities and indebtedness not represented by senior securities. In addition, the Fund is not permitted to declare any distribution on its common stock, or purchase any of the Fund’s shares of common stock (through tender offers or otherwise) unless the Fund would satisfy this 200% asset coverage requirement test after deducting the amount of such distribution or share price, as the case may be. The Fund may, as a result of market conditions or otherwise, be required to purchase or redeem preferred stock, or sell a portion of its investments when it may be disadvantageous to do so, in order to maintain the required asset coverage. Common stockholders would bear the costs of issuing additional preferred stock, which may include offering expenses and the ongoing payment of distributions. Under the Investment Company Act, the Fund may only issue one class of preferred stock.

COST OF CAPITAL AND NET INVESTMENT INCOME RISK. If the Fund uses debt to finance investments, its net investment income may depend, in part, upon the difference between the interest rate at which it borrows funds and the interest rate of investments made using those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income. In periods of rising interest rates when it has debt outstanding, the Fund’s cost of funds will increase, which could reduce the Fund’s net investment income. The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the Investment Company Act. These activities may limit its ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

NON-DIVERSIFIED STATUS. The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more securities are allocated a relatively large percentage of the Fund’s assets, losses suffered by such securities could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of securities. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. The Fund has satisfied and intends to continue to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Code. See “TAXES.”

LEGAL, TAX AND REGULATORY. Legal, tax and regulatory changes could occur that may materially adversely affect the Fund. For example, the regulatory environment for leveraged investors is evolving, and changes in the direct or indirect regulation of leveraged investors may materially adversely affect the ability of the Fund to pursue its investment objective or strategies. Increased regulatory oversight and other legislation or regulation could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Fund and/or limit potential investment strategies that would have otherwise been used by the Fund in order to seek to obtain higher returns.

DEPENDENCE ON THE INVESTMENT MANAGER. The success of the Fund depends upon the ability of the Investment Manager to develop and implement investment strategies that achieve the investment objective of the Fund. Shareholders will have no right or power to participate in the management or control of the Fund.

MANAGEMENT RISK. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Investment Manager’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities or the financial performance of portfolio companies in which the Fund invests may prove to be incorrect and may not produce the desired results.

LARGE SHAREHOLDER TRANSACTIONS RISK. Shares of the Fund may be offered to certain other investment companies, large retirement plans and other large investors. As a result, the Fund is subject to the risk that those Shareholders may purchase or redeem a large amount of shares of the Fund. In addition, large purchases of Fund shares could adversely affect the Fund’s performance to the extent that the Fund does not immediately invest cash it receives and therefore holds more cash than it ordinarily would. Large Shareholder activity could also generate increased transaction costs and cause adverse tax consequences. While the Fund’s structure as an interval fund would limit the impact of significant shareholder repurchase requests, shareholders may receive only a prorated portion of their requested repurchase amount if the Fund’s periodic repurchase offers are oversubscribed.

NON-QUALIFICATION AS A REGULATED INVESTMENT COMPANY. If for any taxable year the Fund were to fail to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1, of the Code, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions. To qualify as a regulated investment company, the Fund must meet three numerical requirements each year regarding (i) the diversification of the assets it holds, (ii) the income it earns, and (iii) the amount of taxable income that it distributes to Shareholders. These requirements and certain additional tax risks associated with investments in the Fund are discussed in “TAXES” in this Prospectus.

CYBERSECURITY RISK. Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund and its affiliates and third-party service providers are subject to cybersecurity risks. Cybersecurity risks have significantly increased in recent years and the Fund could suffer such losses in the future. The Fund’s and its affiliates’ and third-party service providers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. In addition, the Fund and the Investment Manager have limited ability to prevent or mitigate cybersecurity incidents affecting third-party service providers. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of their respective affiliates and third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify the Fund’s protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks.

OPERATIONAL RISK. An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.

RELIANCE ON TECHNOLOGY. The Fund’s business is highly dependent on the communications and information systems of the Investment Manager. In addition, certain of these systems are provided to the Investment Manager by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in the Fund’s activities. This, in turn, could have a material adverse effect on the Fund’s operating results.

INVESTMENT-RELATED RISKS

GENERAL INVESTMENT-RELATED RISKS

MARKET RISK. An investment in shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in shares represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The value of your shares at any point in time may be worth less than the value of your original investment, even after taking into account any reinvestment of dividends and distributions.

PANDEMIC RISK. The continuing spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Fund holds, and may adversely affect the Fund’s investments and operations. The outbreak was first detected in December 2019 and subsequently spread globally. The transmission of COVID-19 and efforts to contain its spread have resulted in international and domestic travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that has negatively affected the economic environment. These disruptions have led to instability in the market-place, including stock and credit market losses and overall volatility. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The Fund and the Investment Manager have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of a pandemic or an outbreak, such as COVID-19, there can be no assurance that the Fund, its advisers and service providers, or the Fund’s portfolio companies, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Fund’s advisers rely and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.

The foregoing has led to a recession in most developed countries in the world, and it could lead to increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve, have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates. Certain of those policy changes have been and continue to be implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The effect of recent efforts undertaken by the U.S. Federal Reserve to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. The duration of the COVID-19 outbreak and its full impacts are also unknown, resulting in a high degree of uncertainty for potentially extended periods of time, especially in certain sectors in which the Fund may make investments.

GENERAL ECONOMIC AND MARKET CONDITIONS. The success of the Fund’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Fund. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

The United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020, and a transition period during which the UK and the EU negotiated terms of departure ended on December 31, 2020. This departure is commonly referred to as “Brexit”. There is significant uncertainty regarding the consequences of Brexit. The political divisions within the UK, as well as those between the UK and the EU, which the referendum vote highlighted coupled with the uncertain consequences of Brexit, may have a significant impact upon the UK and European economies as well as the broader global economy. The Fund may be exposed to risks related to Brexit, including volatile trading markets and significant and unpredictable currency fluctuations. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively impact investments in securities issued by companies located in EU countries. Brexit also may cause additional member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. As a result, markets in the UK, Europe and globally could experience increased volatility and illiquidity, and potentially lower economic growth which in return could potentially have an adverse effect on the value of the Fund’s investments.

ECONOMIC RECESSION OR DOWNTURN RISK. Many of the Fund’s investments may be issued by companies susceptible to economic slowdowns or recessions. Therefore, the Fund’s non-performing assets are likely to increase, and the value of its portfolio is likely to decrease, during these periods. A prolonged recession may result in losses of value in the Fund’s portfolio and a decrease in the Fund’s revenues, net income and NAV. Unfavorable economic conditions also could increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to it on terms it deems acceptable. These events could prevent the Fund from increasing investments and harm the Fund’s operating results.

RISKS OF SECURITIES ACTIVITIES. The Fund will invest and trade in a variety of different securities, and utilize a variety of investment instruments and techniques. Each security and each instrument and technique involve the risk of loss of capital. While the Investment Manager will attempt to moderate these risks, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

COUNTERPARTY RISK. Many of the markets in which the Fund effects its transactions are “over the counter” or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating its investments with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

SOURCING INVESTMENT OPPORTUNITIES RISK. On an ongoing basis, it cannot be certain that the Investment Manager will be able to continue to locate a sufficient number of suitable investment opportunities to allow the Fund to fully implement its investment strategy. In addition, privately negotiated investments in Investment Funds, loans and illiquid securities of private middle-market companies require substantial due diligence and structuring, and the Fund may not be able to achieve its anticipated investment pace. These factors increase the uncertainty, and thus the risk, of investing in the Fund. To the extent the Fund is unable to deploy its capital, its investment income and, in turn, the results of its operations, will likely be materially adversely affected.

COMPETITION FOR ASSETS RISK. The current lending market in which Investment Funds and the Fund participate is competitive and rapidly changing. The Investment Funds and the Fund may face increasing competition for access to corporate loans and especially direct loans as the lending industry continues to evolve. They may also face competition from other institutional lenders such as pooled investment vehicles and commercial banks that are substantially larger and have considerably greater financial and other resources than the Investment Funds or the Fund. These potential competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments as compared to the Investment Funds or the Fund and establish relationships with direct lending managers. A direct lending manager may have similar arrangements with other parties, thereby reducing the potential investments of the Investment Funds or the Fund through such manager. There can be no assurance that the competitive pressures they may face will not erode their ability to deploy capital. If the Investment Funds or the Fund are limited in their ability to invest in corporate and/or direct loans, the Fund may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through investments in corporate and direct loans. If an Investment Fund’s or the Fund’s access to corporate and/or direct loans is limited, it would also be subject to increased concentration and counterparty risk.

The commercial lending business is highly competitive. Without a sufficient number of new qualified loan requests, there can be no assurances that the Investment Funds or the Fund will be able to compete effectively for corporate and direct loans with other market participants. General economic factors and market conditions, including the general interest rate environment, unemployment rates, and perceived consumer demand may affect borrower willingness to seek corporate and/or direct loans and investor ability and desire to invest in such loans.

INTEREST RATE RISK. The Fund is subject to the risks of changes in interest rates. While it is expected that the majority of the Fund’s investments in loans (and those of the Investment Funds) will be in floating rate loans, which typically re-price every 30 to 90 days, some of these investments may be in fixed rate loans and similar debt obligations. The value of such fixed rate loans is susceptible to general changes in interest rates. A decline in interest rates could reduce the amount of current income the Fund is able to achieve from interest on fixed-income securities and convertible debt. An increase in interest rates could reduce the value of any fixed income securities and convertible securities owned by the Fund or an Investment Fund. To the extent that the cash flow from a fixed income security is known in advance, the present value (i.e., discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates. Moreover, the value of many fixed income securities depends on the shape of the yield curve, not just on a single interest rate. Thus, for example, a callable cash flow, the coupons of which depend on a short rate such as three-month LIBOR, may shorten (i.e., be called away) if the long rate decreases. In this way, such securities are exposed to the difference between long rates and short rates.

The Fund expects that a majority of its assets in debt instruments (and those of the Investment Funds) will be in variable and floating rate securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. When the Fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.

LIBOR RISK. LIBOR is used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. Instruments in which the Fund or an Investment Fund invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Fund and issuers of instruments in which the Fund or an Investment Fund invests may also obtain financing at floating rates based on LIBOR. The underlying collateral of collateralized loan obligation in which the Fund or an Investment Fund invests may pay interest at floating rates based on LIBOR.

On July 27, 2017, the head of the UK Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. Regulators and industry working groups have suggested alternative reference rates, but global consensus is lacking and the process for amending existing contracts or instruments to transition away from LIBOR remains unclear. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and existing financial instruments which reference LIBOR. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments. The transition away from LIBOR may lead to increased volatility and illiquidity in markets that are tied to LIBOR, reduced values of LIBOR-related investments, and reduced effectiveness of hedging strategies, adversely affecting the Fund’s performance or NAV. In addition, the alternative reference rate may be an ineffective substitute resulting in prolonged adverse market conditions for the Fund.

EXTENSION RISK. Rising interest rates tend to extend the duration of long-term, fixed rate securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

PREPAYMENT RISK. When interest rates decline, fixed income securities with stated interest rates may have their principal paid earlier than expected. This may result in the Fund or an Investment Fund having to reinvest that money at lower prevailing interest rates, which can reduce the returns of the Fund.

REINVESTMENT RISK. Income from the Fund’s portfolio will decline if and when the Fund (or an Investment Fund) invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund or an Investment Fund to invest in lower-yielding securities. The Fund or the Investment Fund may also choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund or an Investment Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Fund’s shares.

INFLATION/DEFLATION RISK. Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

DEPENDENCE ON KEY PERSONNEL RISK. The Investment Manager may be dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Investment Manager were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Investment Manager may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio, and the Fund’s performance may lag behind that of similar funds. The Investment Manager has informed the Fund that its investment professionals are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Investment Manager may become associated with the Fund, and the performance of the Fund may also depend on the experience and expertise of such individuals.

INVESTMENT STRATEGY-SPECIFIC INVESTMENT-RELATED RISKS

In addition to the risks generally described in this Prospectus and the SAI, the following are some of the specific risks of the investment strategy. Many of the risk factors discussed in this section apply to the Underlying Managers and Investment Funds, in addition to the Fund.

INVESTMENT FUND RISK. The Fund will incur higher and duplicative expenses, including advisory fees, when it invests in shares of Investment Funds, mutual funds (including money market funds), closed-end funds, exchange-traded funds (“ETFs”) and other Investment Funds. The Fund’s ability to achieve its investment objective depends largely on the performance of the Investment Funds selected. Each Investment Fund has its own investment risks, and those risks can affect the value of the Investment Funds’ securities and therefore the value of the Fund’s investments. There can be no assurance that the investment objective of any Investment Fund will be achieved. An Investment Fund may change its investment objective or policies without the Fund’s approval, which could force the Fund to withdraw its investment from such Investment Fund at a time that is unfavorable to the Fund. In addition, one Investment Fund may buy the same securities that another Investment Fund sells. Therefore, the Fund would indirectly bear the costs of these trades without accomplishing any investment purpose. There is also the risk that the ETFs in which the Fund invests that attempt to track an index may not be able to replicate exactly the performance of the indices they track, due to transactions costs and other expenses of the ETFs. The shares of closed-end funds frequently trade at a discount to their net asset value. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease, and it is possible that the discount may increase. The Fund may also be unable to liquidate its investment in a private Investment Funds when desired. This risk is described in more detail under “Private Investment Funds Risk” below.

PRIVATE INVESTMENT FUNDS RISK. The Fund may invest in private Investment Funds that are not registered as investment companies. As a result, the Fund as an investor in these funds would not have the benefit of certain protections afforded to investors in registered investment companies. The Fund may not have the same amount of information about the identity, value, or performance of the private Investment Funds’ investments as such private Investment Funds’ managers. Investments in private Investment Funds generally will be illiquid and generally may not be transferred without the consent of the fund. The Fund may be unable to liquidate its investment in a private Investment Funds when desired (and may incur losses as a result), or may be required to sell such investment regardless of whether it desires to do so. Upon its withdrawal of all or a portion of its interest in a private Investment Fund, the Fund may receive securities that are illiquid or difficult to value. The Fund may not be able to withdraw from a private Investment Funds except at certain designated times, thereby limiting the ability of the Fund to withdraw assets from the private Investment Fund due to poor performance or other reasons. The fees paid by private Investment Funds to their advisers and general partners or managing members often are higher than those paid by registered funds and generally include a percentage of gains. The Fund will bear its proportionate share of the management fees and other expenses that are charged by a private Investment Fund in addition to the management fees and other expenses paid by the Fund.

DEBT SECURITIES. One of the fundamental risks associated with debt and debt-related securities is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. Adverse changes in the financial condition of an issuer or in general economic conditions (or both) may impair the ability of such issuer to make such payments and result in defaults on, and declines in, the value of its debt. The Fund’s return to Shareholders would be adversely impacted if issuers of debt securities in which Investment Funds or the Fund invest become unable to make such payments when due. Other risk factors include interest rate risk (a rise in interest rates causes a decline in the value of debt securities) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

DEFAULT RISK. The ability of the Fund to generate income through its investments in Investment Funds that make loan investments (or in such investing directly) is dependent upon payments being made by the borrower underlying such loan investments. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan.

A portion of the loans in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. The Fund may need to rely on the collection efforts of third parties, which also may be limited in their ability to collect on defaulted loans. The Fund may not have direct recourse against borrowers, may not be able to contact a borrower about a loan and may not be able to pursue borrowers to collect payment under loans. To the extent a loan is secured, there can be no assurance as to the amount of any funds that may be realized from recovering and liquidating any collateral or the timing of such recovery and liquidation and hence there is no assurance that sufficient funds (or, possibly, any funds) will be available to offset any payment defaults that occur under the loans. Loans are credit obligations of the borrowers and the terms of certain loans may not restrict the borrowers from incurring additional debt. If a borrower incurs additional debt after obtaining a loan through a platform, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency or bankruptcy of the borrower. This circumstance would ultimately impair the ability of that borrower to make payments on its loans and the Fund’s ability to receive the principal and interest payments that it expects to receive on such loan. To the extent borrowers incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of that borrower may impair the borrower’s ability to repay its loans, or it may impair a third party’s ability to collect, on behalf of the Fund, on the loan upon default. To the extent that a loan is unsecured, borrowers may choose to repay obligations under other indebtedness (such as loans obtained from traditional lending sources) before repaying an unsecured loan because the borrowers have no collateral at risk. The Fund will not be made aware of any additional debt incurred by a borrower or whether such debt is secured.

If a borrower files for bankruptcy, any pending collection actions will automatically be put on hold and further collection action will not be permitted absent court approval. It is possible that a borrower’s liability on its loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured loan, unsecured creditors will receive only a fraction of any amount outstanding on the loan, if anything.

SECURED DEBT. Secured debt holds the most senior position in the capital structure of a borrower. Secured debt in most circumstances is fully collateralized by assets of the borrower. Thus, it is generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. However, there is a risk that the collateral securing the loans held by Investment Funds or by the Fund may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the borrower to raise additional capital. Also, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack resources to meet higher debt service requirements. In some circumstances, the Investment Funds’ or the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a borrower’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that an Investment Fund or the Fund will receive principal and interest payments according to the investment terms or at all, or that the Investment Fund or the Fund will be able to collect on the investment if one of them is forced to enforce its remedies. Moreover, the security for an Investment Fund’s or the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Investment Fund or the Fund may not have priority over other creditors as anticipated.

Secured debt usually includes restrictive covenants, which must be maintained by the borrower. An Investment Fund or the Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans, including delayed draw term loans and revolving facilities, upon demand by the borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Secured debt typically will be secured by pledges of collateral from the borrower in the form of tangible and intangible assets. In some instances, an Investment Fund or the Fund may invest in secured debt that is secured only by stock of the borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by an Investment Fund or the Fund.

SECOND LIEN AND SUBORDINATED LOANS. An Investment Fund or the Fund may invest in secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower. In addition, the rights an Investment Fund or the Fund may have with respect to the collateral securing the loans made to borrowers with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that an Investment Fund or the Fund may enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: (i) the ability to cause the commencement of enforcement proceedings against the collateral; (ii) the ability to control the conduct of such proceedings; (iii) the approval of amendments to collateral documents; (iv) releases of liens on the collateral; and (v) waivers of past defaults under collateral documents. An Investment Fund or the Fund may not have the ability to control or direct such actions, even if the Investment Fund’s or Fund’s rights are adversely affected.

UNSECURED LOANS AND MEZZANINE DEBT. An Investment Fund or the Fund may make unsecured loans to borrowers, meaning that such loans will not benefit from any interest in collateral of such borrowers. Liens on such a borrower’s collateral, if any, will secure the borrower’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Investment Fund or the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Investment Fund’s or the Fund’s unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Investment Fund’s or the Fund’s unsecured claims generally would rank equally with the unpaid portion of such secured creditors’ claims against the borrower’s remaining assets, if any.

A portion of the Fund’s debt investments may be made in certain securities known as mezzanine investments, which are subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). Those mezzanine investments may be issued with or without registration rights. Mezzanine investments can be unsecured and generally subordinate to other obligations of the issuer. The expected average life of the Fund’s mezzanine investments may be significantly shorter than the maturity of these investments due to prepayment rights. Mezzanine investments share all of the risks of other high yield securities and are subject to greater risk of loss of principal and interest than higher-rated securities. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of those securities may tend to fluctuate more than those for higher-rated securities. The Fund does not anticipate a market for its mezzanine investments, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of those lower-rated securities. Mezzanine securities are often even more subordinated than other high yield debt, as they often represent the most junior debt security in an issuer’s capital structure.

ROYALTIES. An Investment Fund or the Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as music and healthcare, among others. Included in these risks could be volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond the Fund’s and the Investment Fund’s control.

SMALL AND MIDDLE-MARKET COMPANIES. Investment in private and small or middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Fund will rely on the ability of the Investment Manager’s or the Underlying Manager’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If they are unable to uncover all material information about these companies, they may not make a fully informed investment decision, and the Investment Fund or the Fund may lose money on its investments. Small and middle-market companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that the Investment Fund or the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, small and middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the portfolio companies in which an Investment Fund or the Fund invests. Small and middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence.

REAL PROPERTY RISK. The Fund (or Investment Funds) may gain exposure to loans collateralized or secured by, or relating to, real property, or may invest in equity or debt securities issued by REITs. The value of an investment in REIT securities or of the real property underlying a loan will be subject to the risks generally incident to the ownership of improved and unimproved real estate. Factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in operations costs and property taxes, levels of occupancy, adequacy of rent to cover operating expenses, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition, and other risks related to local and regional market conditions. The value of these investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. For instance, during periods of declining interest rates, mortgagors may elect to prepay, which prepayment may diminish the yield on mortgage-backed securities.

Some borrowers may intend to use resale proceeds to repay their loans. A decline in property values could result in a loan that is greater than the property value, which could increase the likelihood of borrower default.

The payment schedules with respect to many real estate-related loans are based on projected revenues generated by the property over the term of the loan. These projections are based on factors such as expected vacancy rates, expense rates and other projected income and expense figures relating to the property. The actual revenues generated by a property could fall short of projections, due to factors such as lower-than-expected rental revenues, or greater-than-expected vacancy rates or property management expenses. In such cases, a borrower may be unable to repay a loan. To the extent the Fund (or an Investment Fund) has exposure to construction or rehabilitation/renovation loans, it may be adversely impacted by, among other things, risks involving the timeliness of the project’s completion, the integrity of appraisal values, whether or not the completed property can be sold for the amount anticipated and the length of the construction and/or sale process.

A borrower’s ability to repay a loan relating to real property or the value of securities issued by a REIT that holds real property might also be adversely affected if toxic environmental contamination were to be discovered to exist on the property. Environmental contamination may give rise to a diminution in value of the underlying property or may lead to liability for clean-up costs or other remedial actions. A platform or third-party servicer could be forced to take on potential additional liabilities and responsibilities in the event of foreclosure. A platform may choose not to foreclose on a contaminated property as the potential liability could exceed the value of the real property or the principal balance of the related loan. The failure to perform the required remedial actions could, in some jurisdictions, give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs, which could decrease the value of the property that serves as collateral.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender (which may, under certain circumstances, include an alternative lending platform, the Fund or an Investment Fund). If the Fund, an Investment Fund or a platform does become liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

INFRASTRUCTURE. An Investment Fund or the Fund may invest its assets in securities issued by companies in the infrastructure industry. Infrastructure companies are subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown including surplus capacity, government budgetary constraints and other factors. Additionally, infrastructure companies may be subject to regulation by various governmental authorities and also may be affected by governmental regulation of rates charged to customers, service interruptions and/or legal challenges due to environmental, operational or other issues and the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards. There is also the risk that publicly-funded infrastructure projects, especially in emerging markets, may be subject to changing regulations and the effects of public corruption, resulting in delays and cost overruns. Other risks include environmental damage due to a company’s operations or an accident, changes in market sentiment toward infrastructure and terrorist acts. Infrastructure securities may also be highly illiquid investments.

These investments may be in units of master limited partnerships (“MLPs”). MLP common units represent an equity ownership interest in an MLP. Some infrastructure companies in which the Fund may invest are organized as LLCs which are treated in the same manner as MLPs for federal income tax purposes. The Fund may invest in LLC common units which represent an ownership interest in the LLC. Interests in MLP and LLC common units entitle the holder to a share of the company’s success through distributions and/or capital appreciation. I-Shares represent an indirect ownership interest in MLP common units issued by an MLP affiliate, which is typically a publicly traded LLC. Securities of MLP affiliates also include publicly traded equity securities of LLCs that own, directly or indirectly, general partner interests of an MLP.

BUSINESS DEVELOPMENT COMPANIES (“BDCs”). The Fund may invest in private BDCs and publicly traded BDCs. A BDC is a type of closed-end investment company regulated under the Investment Company Act. BDCs typically invest in and lend to small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. BDCs invest in such diverse industries as healthcare, chemical and manufacturing, technology and service companies. At least 70% of a BDC’s investments must be made in private and certain public U.S. businesses, and BDCs are required to make available significant managerial assistance to their portfolio companies. Unlike corporations, BDCs are not taxed on income distributed to their shareholders, provided they comply with the applicable requirements of the Code.

Investments in BDCs may be subject to a high degree of risk. BDCs typically invest in small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. As a result, a BDC’s portfolio typically will include a substantial amount of securities purchased in private placements, and its portfolio may carry risks similar to those of a private equity or venture capital fund. Securities that are not publicly registered may be difficult to value and may be difficult to sell at a price representative of their intrinsic value. Small and medium-sized companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on the value of their stock than is the case with a larger company. To the extent a BDC focuses its investments in a specific sector, the BDC will be susceptible to adverse conditions and economic or regulatory occurrences affecting the specific sector or industry group, which tends to increase volatility and result in higher risk. Investments in BDCs are subject to various risks, including management’s ability to meet the BDC’s investment objective and to manage the BDC’s portfolio when the underlying securities are redeemed or sold, during periods of market turmoil and as investors’ perceptions regarding a BDC or its underlying investments change. Private BDCs are illiquid investments, and there is no guarantee the Fund will be able to liquidate or sell its private BDC investments.

Certain BDCs may use leverage in their portfolios through borrowings or the issuance of preferred stock. While leverage may increase the yield and total return of a BDC, it also subjects the BDC to increased risks, including magnification of any investment losses and increased volatility. In addition, a BDC’s income may fall if the interest rate on any borrowings of the BDC rises.

The Investment Company Act generally limits the amount the Fund can invest in any one closed-end fund, including BDCs, to 3% of the closed-end fund’s total outstanding stock, with certain exceptions. As a result, the Fund may hold a smaller position in a BDC than if it were not subject to this restriction. To comply with the Investment Company Act, the Investment Manager may be required to vote shares of a BDC held by the Fund in the same general proportion as shares held by other shareholders of the BDC.

WAREHOUSE INVESTMENT RISK. The Fund or an Investment Fund may invest in Warehouses, which are financing structures created prior to and in anticipation of closings of collateralized loan obligations (“CLOs”) or collateralized debt obligations (“CDOs”) and issuing securities and are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CLO or CDO vehicles. To finance the acquisition of a Warehouse’s assets, a financing facility (a “Warehouse Facility”) is often opened by (i) the entity or affiliates of the entity that will become the collateral manager of the CLO or CDO upon its closing and/or (ii) third-party investors that may or may not invest in the CLO or CDO. The period from the date that a Warehouse is opened and asset accumulation begins to the date that the CLO or CDO closes is commonly referred to as the “warehousing period.” In practice, investments in Warehouses (“Warehouse Investments”) are structured in a variety of legal forms, including subscriptions for equity interests or subordinated debt investments in SPVs that obtain a Warehouse Facility secured by the assets acquired in anticipation of a CLO or CDO closing.

A Warehouse Investment generally bears the risk that (i) the warehoused assets (typically senior secured corporate loans) will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in a CLO or CDO and a loss is incurred upon their disposition, and (iii) the anticipated CLO or CDO is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular CLO or CDO may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.

There can be no assurance that a CLO or CDO related to Warehouse Investments will be consummated. In the event a planned CLO or CDO is not consummated, investors in a Warehouse (which may include the Fund or an Investment Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is typically used in Warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments. This could expose an Investment Fund or the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse Investment.

The Fund or an Investment Fund may invest in Warehouse Investments and in CLOs or CDOs that acquire warehoused assets, including from Warehouses in which the Fund or other clients of the Investment Manager have directly or indirectly invested. This involves certain conflicts and risks.

The Warehouse Investments represent leveraged investments in the underlying assets of a Warehouse. Therefore, the value of a Warehouse Investment is often affected by, among other things, (i) changes in the market value of the underlying assets of the Warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the Warehouse; and (iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the leveraged nature of a Warehouse Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by an Investment Fund or by the Fund may not be repaid.

STRUCTURED PRODUCT RISK. When investing in a structured product (including CLOs and CDOs), the Fund or the Investment Funds may have the right to receive payments only from the structured product and generally will not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund. Certain structured products may be thinly traded or have a limited trading market. CLOs, CDOs and credit-linked notes are typically privately offered and sold.

STRUCTURED PRODUCTS - COLLATERALIZED LOAN OBLIGATIONS AND COLLATERALIZED DEBT OBLIGATIONS. CLOs and CDOs are structured products created by the grouping of certain private loans and other lender assets/collateral into pools. Holders of structured products bear the risks of the underlying assets and are subject to counterparty risks. A sponsoring organization establishes an SPV to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities. Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

Investors in CLOs and CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving S&P Global Ratings (“S&P”) ratings of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Because the loans held in the pool often may be prepaid without penalty or premium, CLOs and CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the Shareholders. The credit characteristics of CLOs and CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most CLOs and CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities.

In addition to the typical risks associated with fixed-income securities and asset-backed securities, CLOs and CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CLOs and CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes with the issuer or unexpected investment results; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the manager of the CLO or CDO may perform poorly.

ASSET-BACKED SECURITIES RISK. Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.

MORTGAGE-BACKED SECURITIES RISK. The Fund’s (and Investment Funds’) investments in securitization vehicles or other special purpose entities that hold mortgages or mortgage-backed securities may involve risks that differ from or are greater than risks associated with other types of investments. The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. For example, the COVID-19 pandemic has impacted the rate of loan modification, forbearance and other forms of relief that may extend the effective duration of a mortgage-backed security. See “Pandemic Risk,” above.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates.

The mortgage-backed securities in which the Fund or an Investment Fund invests are also subject to risks associated with their structure and the nature of the underlying mortgages and the servicing of those mortgages; for this reason, many of the other risks described herein are relevant to the mortgage-backed securities to which the Fund has exposure. There is risk that the underlying debt securities will default. In the event of default, the holder of a mortgage-backed security may not have a security interest in the underlying collateral, and even if such a security interest exists, the recovery on repossessed collateral might be unavailable or inadequate to support payments on the underlying investments. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. For example, the COVID-19 pandemic has impacted, and is likely to continue to impact, loan repayment and default rates. The risks and returns for investors like the Fund and Investment Funds in mortgage-backed securities depend on the tranche in which the investor holds an interest. Many mortgage-backed securities in which the Fund or an Investment Fund invests may be difficult to value and may be deemed illiquid. Mortgage-backed securities may have the effect of magnifying the Fund’s exposure to changes in the value of the underlying mortgages and may also result in increased volatility in the Fund’s NAV. This means the Fund may have the potential for greater gains, as well as the potential for greater losses, than if the Fund owned the underlying mortgages directly. The value of an investment in the Fund may be more volatile and other risks tend to be compounded if and to the extent that the Fund is exposed to mortgage-backed securities. Any mishandling of related documentation by a servicer may also affect the rights of the security holders in and to the underlying collateral.

HIGH YIELD DEBT. The Fund may invest in high yield debt (or “junk bonds”). A substantial portion of the high yield debt in which the Fund intends to invest are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparable credit quality to obligations rated below investment-grade, and have greater credit and liquidity risk than more highly rated debt obligations. Lower-rated securities may include securities that have the lowest rating or are in default. High yield debt is generally unsecured and may be subordinate to other obligations of the obligor. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield debt are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of high yield debt may be in poor financial condition, experiencing poor operating results, having substantial capital needs or negative net worth or be facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. High yield debt may be more susceptible to real or perceived adverse economic and individual corporate developments than would investment grade debt securities. Certain of these securities may not be publicly traded, and therefore, it may be difficult to accurately value certain portfolio securities and to obtain information as to the true condition of the issuers. Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield debt is often less liquid than higher rated securities. Because investment in high yield debt involves greater investment risk, achievement of the Fund’s investment objectives will be more dependent on the Investment Manager’s analysis than would be the case if the Fund were investing in higher quality debt securities.

High yield debt is often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High yield debt has historically experienced greater default rates than has been the case for investment-grade securities. The Fund may also invest in equity securities issued by entities with unrated or below investment-grade debt.

High yield debt may also be in the form of zero-coupon or deferred interest bonds, which are bonds which are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero-coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Such investments experience greater volatility in market value due to changes in the interest rates than bonds that that provide for regular payments of interest.

Investing in lower-rated securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities, including a high degree of credit risk. Lower-rated securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers/issues of lower-rated securities may be more complex than for issuers/issues of higher quality debt securities. Securities that are in the lowest rating category are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default and/or to be unlikely to have the capacity to pay interest and repay principal. The secondary markets on which lower-rated securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the value of the Fund’s portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

The use of credit ratings as the sole method of evaluating lower-rated securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of lower-rated securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was rated.

PREFERRED SECURITIES. The Fund may invest in preferred securities. There are various risks associated with investing in preferred securities, including credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company’s capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, the risk that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

CONVERTIBLE SECURITIES. The Fund may invest in convertible securities. Convertible securities are hybrid securities that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. Convertible securities are similar to fixed-income securities because they usually pay a fixed interest rate (or dividend) and are obligated to repay principal on a given date in the future. The market value of fixed-income and preferred securities tends to decline as interest rates increase and tends to increase as interest rates decline. Convertible securities have characteristics of a fixed-income security and are particularly sensitive to changes in interest rates when their conversion value is lower than the value of the bond or preferred share. Fixed-income and preferred securities also are subject to credit risk, which is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. In addition, the Fund may invest in fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield. These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. Fixed-income and preferred securities also may be subject to prepayment or redemption risk. If a convertible security held by the Fund is called for redemption, the Fund will be required to surrender the security for redemption, convert it into the issuing company’s common stock or cash or sell it to a third party at a time that may be unfavorable to the Fund. Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund’s share price. Convertible securities with a conversion value that is the same as the value of the bond or preferred share have characteristics similar to common stocks. The price of equity securities may rise or fall because of economic or political changes. Stock prices in general may decline over short or even extended periods of time. Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses or by the lack of earnings or such an issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.

BANK LOANS. The Fund may invest in loans originated by banks and other financial institutions. The loans invested in by the Fund may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) the risk that bank loans may not be securities and therefore may not have the protections afforded by the federal securities laws, and (v) limitations on the ability of the Fund to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment. In addition, the bank loan market may face illiquidity and volatility. There can be no assurance that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or the market will not experience periods of significant illiquidity in the future.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien or unsecured loan. The Fund’s investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

PIK INTEREST. To the extent that an the Investment Fund or the Fund invests in loans with a payment in kind (“PIK”) interest component and the accretion of PIK interest constitutes a portion of the Investment Fund’s or the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value ratio, which is a fundamental measure of loan risk; and (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan.

LITIGATION FINANCE – An Investment Fund or the Fund may invest in litigation finance-related investments. Below are risks specific to this kind of investment.

Evaluation and Disclosure of Cases and Case Performance. Due to competitive and legal considerations and restrictions, the Fund and the Investment Manager may not be able to provide to investors details regarding any underlying investment opportunity. Investors will be wholly dependent upon the Investment Manager’s ability to assess and manage investments made by the Fund.

Recovery Risks and Timing Uncertainty. Parties to a litigation, arbitration or settlement agreement must have the ability to pay a fee, judgment, award or the agreed upon amount if a case outcome or transaction is ultimately successful or completed. Part of the investment process involves the Investment Manager’s or the Underlying Manager’s assessment of this ability to pay. However, if the party is unable to pay or further challenges the validity of a judgment or award, the Fund may have difficulties ultimately collecting its share of monetary judgments or awards. Further, given the nature of these recoveries, an Investment Fund or the Fund will not always control the ultimate timing of an amount recovered, and there is no assurance that the Investment Manager will be able to predict the timing of any such payments.

Legal Professional Duties. For most investments, neither the Investment Fund nor the Fund will be the client of the law firm representing the party to the litigation or transaction and will not have the ability to control decisions made by the parties or the law firm. Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to the Investment Fund or the Fund. The law firms involved also will be subject to an overriding duty to the courts and not the Investment Fund or the Fund.

Reliance on Outside Counsel and Experts. As part of the due diligence process in which the Fund or the Investment Fund engages, the Investment Fund (or the Fund) might rely on the advice and opinion of outside counsel and other experts in assessing potential opportunities. Further, the applicable Investment Fund, or the Fund and the Investment Manager, will sometimes be dependent upon the skills and efforts of independent law firms to complete any settlement or underlying litigation or transactional matter. There is no guarantee that the ultimate outcome of any opportunities will be in line with a law firm’s or expert’s initial assessment.

Settlements. Some litigation finance investments pertain to litigation in which a settlement agreement or some form of agreement in principle between the parties exists. However, in some circumstances, these settlements, whether finalized or under a memorandum of understanding, require court approval or procedural steps beyond the Investment Manager’s or the Fund’s control. If parties to an agreement or agreement in principle, or the relevant judicial authorities, terminate or reject a settlement, the Fund could suffer losses in its litigation finance investments.

REINSURANCE-RELATED SECURITIES. The principal risk of an investment in a reinsurance-related security is that a triggering event – for example – (i) a natural event, such as a hurricane, tornado or earthquake of a particular size/magnitude in a designated geographic area; or (ii) a non-natural event, such as large aviation disaster - will occur and the Fund (or an Investment Fund) will lose all or a significant portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the portfolio of an Investment Fund or the Fund, the Fund could suffer substantial losses and an investor will lose money. There is inherent uncertainty as to whether, when or where such events will occur. There is no way to accurately predict whether a triggering event will occur and, because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Catastrophe bonds carry large uncertainties and major risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, an Investment Fund or the Fund may lose a portion or all of its investment in such security, including accrued interest and/or principal invested in such security. Such losses may be substantial. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk bonds.” The rating, if any, primarily reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and loss to an Investment Fund or the Fund. Catastrophe bonds are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims. The typical duration of mandatory and optional extensions of maturity for reinsurance-related securities currently is between three months to two years. In certain circumstances, the extension may exceed two years. An extension to verify the potential occurrence of a trigger event will reduce the value of the bond or note due to the uncertainty of the occurrence of the trigger event and will hinder the Investment Fund’s or the Fund’s ability to sell the bond or note. Even if it is determined that the trigger event did not occur, such an extension will delay the Investment Fund’s or the Fund’s receipt of the bond’s or note’s principal and prevent the reinvestment of such proceeds in other, potentially higher yielding securities. As a relatively new type of financial instrument, there is limited trading history for these securities, and in certain instances there may be a limited or no active trading market, which may impair the ability of an Investment Fund or the Fund to realize full value in the event of the need to liquidate such assets.

DIRECT LENDING RISK. To the extent an Investment Fund or the Fund is the sole lender in privately offered debt, it may be solely responsible for the expense of servicing that debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt.

DIRECT ORIGINATION RISK. A significant portion of the Fund’s investments (and those of Investment Funds) may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its Shareholders. In addition, competition for originations of and investments in the Fund’s (or an Investment Fund’s) target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund or an Investment Fund, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments may be limited in the future, and the Fund (and the Investment Funds) may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Investment Manager or any Underlying Manager will be able to identify and make investments that are consistent with its investment objective.

In addition, the Fund (or an Investment Fund) may originate certain of its investments with the expectation of later syndicating a portion of such investment to third parties. Prior to such syndication, or if such syndication is not successful, the Fund’s (or an Investment Fund’s) exposure to the originated investment may exceed the exposure that the Investment Manager (or the Underlying Manager) intended to have over the long-term or would have had had it purchased such investment in the secondary market rather than originating it.

“COVENANT-LITE” LOANS RISK. There may be instances in which the Fund or an Investment Fund invests in covenant-lite loans, which means the obligation contains fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. An investment by the Fund or an Investment Fund in a covenant-lite loan may potentially hinder the ability to reprice credit risk associated with the issuer and reduce the ability to restructure a problematic loan and mitigate potential loss. As a result, the Fund’s or the Investment Fund’s exposure to losses may be increased, which could result in an adverse impact on the Fund’s revenues, net income and NAV.

ILLIQUID PORTFOLIO INVESTMENTS. The Fund is expected to invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities may be volatile and the Fund may not be able to sell them when the Investment Manager desires to do so or to realize what the Investment Manager perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.

Investors acquiring direct loans hoping to recoup their entire principal must generally hold their loans through maturity. Direct loans may not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not listed on any securities exchange. Accordingly, those loan investments may not be transferred unless they are first registered under the Securities Act and all applicable state or foreign securities laws or the transfer qualifies for an exemption from such registration. A reliable secondary market has yet to develop, nor may one ever develop for direct loans and, as such, these investments should be considered illiquid. Until an active secondary market develops, the Fund intends to primarily hold its direct loans until maturity. The Fund may not be able to sell any of its direct loans even under circumstances when the Investment Manager believes it would be in the best interests of the Fund to sell such investments. In such circumstances, the overall returns to the Fund from its direct loans may be adversely affected. Moreover, certain direct loans may be subject to certain additional significant restrictions on transferability. Although the Fund may attempt to increase its liquidity by borrowing from a bank or other institution, its assets may not readily be accepted as collateral for such borrowing.

VALUATION RISK. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. Due to the lack of centralized information and trading, the valuation of Investment Funds, loans, fixed-income instruments and other Fund holdings may result in more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Shareholders should recognize that valuations of illiquid assets involve various judgments and consideration of factors that may be subjective. As a result, the NAV of the Fund, as determined based on the fair value of its investments, may vary from the amount ultimately received by the Fund from its investments. This could adversely affect Shareholders whose Shares are repurchased as well as new Shareholders and remaining Shareholders. For example, in certain cases, the Fund might receive less than the fair value of its investment, resulting in a dilution of the value of the Shares of Shareholders who do not tender their Shares in any coincident tender offer and a windfall to tendering Shareholders; in other cases, the Fund might receive more than the fair value of its investment, resulting in a windfall to Shareholders remaining in the Fund, but a shortfall to tendering Shareholders.

FOCUSED INVESTMENT RISK. To the extent that the Fund focuses its investments in a particular industry, the Fund’s NAV will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region.

LENDER LIABILITY CONSIDERATIONS AND EQUITABLE SUBORDINATION. A number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Investment Manager may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

PARTICIPATION ON CREDITORS’ COMMITTEES AND BOARDS OF DIRECTORS. The Investment Manager and its affiliates, on behalf of the Fund or of other funds or accounts they manage, may participate on committees formed by creditors to negotiate with the management of financially troubled companies that may or may not be in bankruptcy. The Investment Manager may also seek to negotiate directly with debtors with respect to restructuring issues. In the situation where a representative of the Investment Manager chooses to join a creditors’ committee, the representative would likely be only one of many participants, each of whom would be interested in obtaining an outcome that is in its individual best interest. There can be no assurance that the representative would be successful in obtaining results most favorable to the Fund in such proceedings, although the representative may incur significant legal fees and other expenses in attempting to do so. As a result of participation by the representative on such committees, the representative may be deemed to have duties to other creditors represented by the committees, which might thereby expose the Fund to liability to such other creditors who disagree with the representative’s actions.

It is possible that the Investment Manager and/or its affiliates will be represented on the boards of some of the companies in which the Fund makes investments. Such representation may have the effect of impairing the ability of the Investment Manager to sell the Fund’s related securities when, and upon the terms, it might otherwise desire, including as a result of applicable securities laws.

NEED FOR FOLLOW-ON INVESTMENTS. Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, including exercising warrants, options or convertible securities that were acquired in the original or subsequent financing; in seeking to: (i) increase or maintain in whole or in part the Fund’s position as a creditor or the Fund’s equity ownership percentage in a portfolio company; or (ii) preserve or enhance the value of the Fund’s investment. The Fund has discretion to make follow-on investments, subject to the availability of capital resources. Failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of an underlying portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, the Investment Manager may elect not to make a follow-on investment because the Investment Manager may not want to increase the Fund’s level of risk or because the Investment Manager prefers other opportunities for the Fund.

LOAN PARTICIPATIONS AND ASSIGNMENTS. The Fund may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Fund, and the selling institution might not consider the interests of the Fund in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.

NON-PERFORMING LOANS. The Fund may invest in non-performing and sub-performing loans which often involve workout negotiations, restructuring and the possibility of foreclosure. These processes are often lengthy and expensive. In addition, the Fund’s investments may include securities and debt obligations of financially distressed issuers, including companies involved in bankruptcy or other reorganization and liquidation proceedings. As a result, the Fund’s investments may be subject to additional bankruptcy related risks, and returns on such investments may not be realized for a considerable period of time.

An investment in subordinated (residual) classes of asset-backed securities is typically considered to be an illiquid and highly speculative investment, as losses on the underlying assets are first absorbed by the subordinated classes. The risks associated with an investment in such subordinated classes of asset-backed securities include credit risk, regulatory risk pertaining to the Fund’s ability to collect on such securities and liquidity risk.

DISTRESSED SECURITIES. Certain of the companies in whose securities the Fund or an Underlying Fund may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. The characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic factors affecting a particular industry or specific developments within the companies. Such investments can result in significant or even total losses. In addition, the markets for distressed investment assets are frequently illiquid. Also, among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Investment Manager’s or an Underlying Manager’s judgments about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.

In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund (or the Underlying Fund) of the security in respect to which such distribution was made. Consequently, the Fund will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied (e.g., through a liquidation of the issuer’s assets, an exchange offer or plan of reorganization, or a payment of some amount in satisfaction of the obligation). In certain transactions, the Fund (or an Underlying Fund) may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed transaction is consummated.

MARKETPLACE LENDING. The Investment Manager may also invest, directly or through Underlying Funds, in marketplace lending investments. The Fund’s marketplace lending investments may be made through a combination of: (i) investing in loans to consumers, small- and mid-sized companies (“SMEs”) and other borrowers, including borrowers of student loans, originated through online platforms (or an affiliate) that provide a marketplace for lending (“Marketplace Loans”) through purchases of whole loans (either individually or in aggregations); (ii) investing in notes or other pass-through obligations issued by a marketplace lending platform (or an affiliate) representing the right to receive the principal and interest payments on a Marketplace Loan (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of Marketplace Loans; (iv) investing in private investment funds that purchase Marketplace Loans, (v) acquiring an equity interest in a marketplace lending platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to a marketplace lending platform (or an affiliate) (the foregoing listed investments are collectively referred to herein as the “Marketplace Lending Instruments”). Marketplace Lending Instruments are generally not rated and constitute a highly risky and speculative investment, similar to an investment in “junk” bonds. There can be no assurance that payments due on underlying Marketplace Loans will be made. The Shares therefore should be purchased only by investors who could afford the loss of the entire amount of their investment.

A substantial portion of the Marketplace Loans in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. Accordingly, the platforms and any third-party collection agencies will be limited in their ability to collect on defaulted Marketplace Loans. With respect to Marketplace Loans secured by collateral, there can be no assurance that the liquidation of any such collateral would satisfy a borrower’s obligation in the event of a default under its Marketplace Loan. Furthermore, Marketplace Loans may not contain any cross-default or similar provisions. A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. The effect of this can be to allow other creditors to move more quickly to claim any assets of the borrower. To the extent a Marketplace Loan does not contain a cross-default provision, the loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations, unless there are relevant independent grounds for a default on the loan. In addition, the Marketplace Loan will not be referred to a third-party collection agency for collection because of a borrower’s default on debt obligations other than the Marketplace Loan. If a borrower first defaults on debt obligations other than the Marketplace Loan, the creditors to such other debt obligations may seize the borrower’s assets or pursue other legal action against the borrower, which may adversely impact the ability to recoup any principal and interest payments on the Marketplace Loan if the borrower subsequently defaults on the loan. In addition, an operator of a platform is generally not required to repurchase Marketplace Loans from a lender except under very narrow circumstances, such as in cases of verifiable identity fraud by the borrower or as may otherwise be negotiated by the Fund when purchasing whole loans.

REGULATORY RISK/LOAN INDUSTRY. The loan industry is highly regulated and the alternative lending-related securities in which the Fund or an Investment Fund invests are subject to extensive rules and regulations issued by governmental authorities in each of the jurisdictions in which the Fund or an Investment Fund invests. These authorities also may impose obligations and restrictions on the platforms’ activities or those of other entities involved in the alternative lending process. These rules and regulations, as well as any change thereof, could increase the Fund’s or the platforms’ expenses and/or decrease the value of the Fund’s investments in alternative lending-related securities. As a result of COVID-19, changes to federal, state or local law or regulation may negatively affect the Fund’s ability to receive payments of interest and repayments of principal on its investments.

The platforms’ failure to comply with the requirements of applicable law may cause, among other things, the platforms to be required to register with or be licensed by governmental authorities and/or the revocation of requisite licenses, the voiding of loan contracts, impairment of the enforcement of loans or collection of interest, indemnification liability to contract counterparties, class action lawsuits, administrative enforcement actions and/or civil and criminal liability in the relevant jurisdiction. The evolving nature of the platforms’ respective business models may complicate their ability to determine the applicability of, and to effect compliance with, such requirements. Moreover, legal and regulatory requirements and any interpretations of those requirements are subject to periodic changes. Any such failure to comply with, or change in, applicable law necessitating new significant compliance obligations could have an adverse effect on the platforms’ compliance costs and ability to operate. The platforms could seek to pass through any increase in their costs to their borrowers or investors, such as the Fund (or an Investment Fund), in the form of higher origination or servicing fees.

In connection with the sale and servicing of the whole loans, fractions of whole loans or pools of whole loans, the platforms typically make representations and warranties to investors, such as the Fund or an Investment Fund, that the loans were originated and are being serviced in accordance with and in compliance with applicable laws (and in some cases specifically with the laws described herein) in all material respects. Despite these representations and warranties, the Fund and an Investment Fund cannot guarantee that the platforms have been and will continue to be in compliance with all applicable laws. If those representations and warranties were not correct, the platforms could be required to repurchase the loans or indemnify the Fund (or an Investment Fund) for losses, but the Fund cannot be certain that the platform would be required and able to repurchase loans or indemnify the Fund (or an Investment Fund) for losses in all such cases.

In addition to laws governing the activities of lenders and servicers, a limited number of states require purchasers of certain loans, primarily consumer loans, to be licensed or registered in order to own the loans or, in certain states, to collect a rate of interest above a specified rate.

In addition, regulators, enforcement agencies and courts are increasingly considering the role of non-bank lenders. There is no guarantee that laws and regulations applicable to non-bank lenders will not change in a manner that adversely affects or restricts the Fund or an Investment Fund, including the ability of the Fund or an Investment Fund to acquire loans from the platforms, or otherwise restricts or materially increases the cost to the Fund of pursuing potential investment strategies.

Finally, increased reporting, registration, and compliance requirements may divert the attention of personnel and the management team of the Investment Manager, and may furthermore place the Fund at a competitive disadvantage to the extent that the Investment Manager or companies in which the Fund (or an Investment Fund) invests are required to disclose sensitive business information. The Fund will be required to bear the Fund’s expenses relating to compliance-related matters and regulatory filings.

SERVICER RISK. The Fund’s (and Investment Funds’) direct and indirect investments in loans originated or sourced by alternative lending platforms are typically serviced by that platform or a third-party servicer. In the event that the servicer is unable to service the loan, there can be no guarantee that a backup servicer will be able to assume responsibility for servicing the loans in a timely or cost-effective manner; any resulting disruption or delay could jeopardize payments due to the Fund or an Investment Fund in respect of its investments or increase the costs associated with these investments. If the servicer becomes subject to a bankruptcy or similar proceeding, there is some risk that the Fund’s (or an Investment Fund’s) investments could be recharacterized as a secured loan to the platform, as described more fully (with respect to the potential bankruptcy of a platform) above under “Regulatory Risk,” which could result in uncertainty, costs and delays from having the Fund’s investment deemed part of the bankruptcy estate of the platform, rather than an asset owned outright by the Fund or an Investment Fund.

DERIVATIVE INSTRUMENTS. The Fund may use options, swaps, futures contracts, forward agreements, reverse repurchase agreements and other similar transactions. The Fund’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying asset, rate or index; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Investment Manager to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

On October 28, 2020, the SEC approved a new rule and rule amendments that regulate the use of derivatives by registered investment companies. The new rule imposes value-at-risk limits, requires the adoption of policies related to derivatives, mandates reporting to funds’ boards, requires reporting to the SEC and regulates fund’s use of reverse repurchase agreements and unfunded commitment agreements. The ultimate impact of the new rule remains unclear, but it may limit the Fund’s ability to engage in derivatives transactions and/or increase the costs of such transactions.

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Futures. A futures contract is a standardized agreement to buy or sell a specific quantity of an underlying instrument at a specific price at a specific future time. The value of a futures contract tends to increase and decrease in tandem with the value of the underlying instrument. Depending on the terms of the particular contract, futures contracts are settled through either physical delivery of the underlying instrument on the settlement date or by payment of a cash settlement amount on the settlement date. A decision as to whether, when and how to use futures involves the exercise of skill and judgment, and even a well-conceived futures transaction may be unsuccessful because of market behavior or unexpected events. In addition to the derivatives risks discussed above, the prices of futures can be highly volatile, using futures can lower total return, and the potential loss from futures can exceed the Fund’s initial investment in such contracts.

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Options. If the Fund buys an option, it buys a legal contract giving it the right to buy or sell a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium paid by the Fund. If the Fund sells an option, it sells to another person the right to buy from or sell to the Fund a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium received by the Fund. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived option transaction may be unsuccessful because of market behavior or unexpected events. The prices of options can be highly volatile, and the use of options can lower total returns.

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Swaps. A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, currencies or other instruments. Most swap agreements provide that when the period payment dates for both parties are the same, the payments are made on a net basis (i.e., the two payment streams are netted out, with only the net amount paid by one party to the other). The Fund’s obligations or rights under a swap contract entered into on a net basis will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Swap agreements are particularly subject to counterparty credit, liquidity, valuation, correlation and leverage risk. Certain standardized swaps are now subject to mandatory central clearing requirements, and others are now required to be exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty and liquidity risk, they do not make swap transactions risk-free. Swaps could result in losses if interest rate or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Fund or if the reference index, security or investments do not perform as expected. The Fund’s use of swaps may include those based on the credit of an underlying security, commonly referred to as “credit default swaps.” Where the Fund is the buyer of a credit default swap contract, it would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract only in the event of a default or similar event by a third party on the debt obligation. If no default occurs, the Fund would have paid to the counterparty a periodic stream of payments over the term of the contract and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay an amount equal to the par (or other agreed-upon) value of a referenced debt obligation upon the default or similar event of that obligation. The use of credit default swaps can result in losses if the Fund’s assumptions regarding the creditworthiness of the underlying obligation prove to be incorrect. The Fund will “cover” its swap positions by segregating an amount of cash and/or liquid securities as required by the Investment Company Act and applicable SEC interpretations and guidance from time to time.

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Reverse Repurchase Agreements. Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer, trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

SEGREGATION AND COVERAGE RISK. Certain portfolio management techniques, such as, among other things, entering into swap agreements, using reverse repurchase agreements, futures contracts or other derivative transactions, may be considered senior securities under the Investment Company Act unless steps are taken to segregate (or earmark on the Fund’s books) the Fund’s assets or otherwise cover its obligations. To avoid having these instruments considered senior securities, in some cases the Fund segregates or earmarks liquid assets with a value equal (on a daily mark-to-market basis) to its obligations under these types of transactions, enters into offsetting transactions or otherwise covers such transactions. In cases where the Fund does not cover such transactions, such instruments may be considered senior securities, and the Fund’s use of such transactions will be required to comply with the restrictions on senior securities under the Investment Company Act. The Fund may be unable to use segregated assets for certain other purposes, which could result in the Fund earning a lower return on its portfolio than it might otherwise earn if it did not have to segregate those assets in respect of or otherwise cover such portfolio positions. To the extent the Fund’s assets are segregated or committed as cover, it could limit the Fund’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions.

EQUITY INVESTMENTS. When the Fund invests in loans and debt securities, the Fund may acquire warrants or other equity securities of borrowers as well. The Fund may also invest in warrants and equity securities directly. To the extent the Fund holds equity investments, the Fund will attempt to dispose of them and realize gains upon the disposition of such equity investments. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.

Warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. The price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

FOREIGN INVESTMENTS. Foreign securities may be issued and traded in foreign currencies. As a result, changes in exchange rates between foreign currencies may affect their values in U.S. dollar terms. For example, if the value of the U.S. dollar goes up, compared to a foreign currency, a loan payable in that foreign currency will go down in value because it will be worth fewer U.S. dollars. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. The Fund may employ hedging techniques to minimize these risks, but the Fund can offer no assurance that the Fund will, in fact, hedge currency risk or, that if the Fund does, such strategies will be effective.

The political, economic, and social structure of some foreign countries may be less stable and more volatile than those in the United States. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. A government may take over assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise stockholder rights, and pursue legal remedies with respect to foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and to take into account with respect to the Fund’s investments in foreign securities. Brokerage commissions and other fees generally are higher for foreign securities. Government supervision and regulation of foreign stock exchanges, currency markets, trading systems and brokers may be less than in the United States. The procedures and rules governing foreign transactions and custody (holding of the Fund’s assets) may involve delays in payment, delivery or recovery of money or investments. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies, and some countries may lack uniform accounting and auditing standards. Thus, there may be less information publicly available about foreign companies than about most U.S. companies. Certain foreign securities may be less liquid (harder to sell) and more volatile than many U.S. securities. This means the Fund may at times be unable to sell foreign securities at favorable prices. Dividend and interest income from foreign securities may be subject to withholding taxes by the country in which the issuer is located, and the Fund may not be able to pass through to its Shareholders foreign tax credits or deductions with respect to these taxes.

The Fund may invest in foreign securities of issuers in so-called “emerging markets” (or less developed countries). Such investments are particularly speculative and entail all of the risks of investing in foreign securities but to a heightened degree. “Emerging market” countries generally include all countries in the following regions: Asia (excluding Japan), Eastern Europe, Middle East, Africa and Latin America, or such countries as reasonably determined by the Investment Manager from time to time. Securities of issuers in emerging and developing markets present risks not found in securities of issuers in more developed markets. Securities of issuers in emerging and developing markets may be more difficult to sell at acceptable prices and their prices may be more volatile than securities of issuers in more developed markets. Settlements of securities trades in emerging and developing markets may be subject to greater delays than in other markets so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Emerging markets generally have less developed trading markets and exchanges and legal and accounting systems.

CURRENCY RISK. The Fund may engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, in which case the Fund will be subject to foreign currency risk. The Fund’s shares are priced in U.S. dollars and the distributions paid by the Fund to Shareholders are paid in U.S. dollars. However, a portion of the Fund’s assets may be denominated directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Shareholders. The Fund intends to hedge exposure to reduce the risk of loss due to fluctuations in currency exchange rates relative to the U.S. dollar. There is no assurance, however, that these strategies will be available or will be used by the Fund or, if used, that they will be successful. As a result, the Fund’s investments in foreign currency-denominated securities may reduce the returns of the Fund.

Currency risk may be particularly high to the extent that the Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.

INVESTMENTS IN CASH, CASH-EQUIVALENT INVESTMENTS OR MONEY MARKET FUNDS. A portion of the Fund’s assets may be invested in cash, cash-equivalent investments or money market funds when, for example, other investments are unattractive, to provide a reserve for anticipated obligations of the Fund or for other temporary purposes. Although such a practice may assist in the preservation of capital, the assumption of cash positions may also impact overall investment return. Cash investment practices of the Fund may be expected, therefore, to affect total investment performance of the Fund. Although a money market fund seeks to preserve a $1.00 per share net asset value, it cannot guarantee it will do so. The sponsor of a money market fund has no legal obligation to provide financial support to the money market fund and investors in money market funds should not expect that the sponsor will provide support to a money market fund at any time.

RIC-RELATED RISKS OF INVESTMENT GENERATING NON-CASH TAXABLE INCOME. Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than it or they would in the absence of such transactions.

Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to the Investment Manager based on accruals that may never be realized. In addition, the deferral of payment-in-kind interest also reduces a loan’s loan-to-value ratio at a compounding rate.

UNCERTAIN TAX TREATMENT. The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax.

FAILURE TO OBTAIN CO-INVESTMENT EXEMPTIVE RELIEF. The Investment Company Act prohibits the Fund from making certain co-investments with affiliates unless it receives an order from the SEC permitting it to do so. The Fund may be prohibited from making co-investments in certain privately negotiated investment transactions with current or future BDCs, private funds, separate accounts, or registered closed-end funds that are advised by the Investment Manager or its affiliated investment advisers, collectively, the Fund’s “co-investment affiliates,” subject to the satisfaction of certain conditions. There is no assurance that the Fund, the Investment Manager or such affiliates will receive such exemptive relief, and if they are not able to obtain the exemptive relief, the Fund will not be permitted to make certain co-investments alongside other clients of the Investment Manager. This may reduce the Fund’s ability to deploy capital and invest its assets. The Fund may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through co-investment opportunities.

* * *

LIMITS OF RISK DISCLOSURES. The above discussions of the various risks that are associated with the Fund and its Shares and the related discussion of risks in the SAI include the material risks involved with an investment in the Fund of which the Fund is currently aware. Prospective investors should read this entire Prospectus and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful or that the Fund will achieve its investment objective.

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES. The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of such board, or service providers. See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

THE INVESTMENT MANAGER. Cliffwater LLC serves as the investment adviser (the “Investment Manager”) of the Fund and is responsible for determining and implementing the Fund’s overall investment strategy. The Investment Manager is located at 4640 Admiralty Way, 11th Floor, Marina del Rey, California and is an investment adviser registered with the SEC under the Advisers Act. As of December 31, 2020, the Investment Manager had assets under management of $4 billion and assets under advisement (which includes both discretionary and non-discretionary accounts) of approximately $84 billion.

The Investment Manager and its affiliates may serve as investment managers to other persons or entities (including prospective investors in the Fund) that have investment programs which are similar to the investment program of the Fund, and the Investment Manager or one of its affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

The Investment Manager is recognized for its expertise in private credit. It developed the first and only published index that tracks the performance of private middle market loans (the Cliffwater Direct Lending Index), the largest segment of the private credit markets. Its Chief Executive Officer, Stephen Nesbitt, authored the peer-reviewed and published article on private debt, “The Investment Opportunity in U.S. Middle Market Direct Lending”, appearing in The Journal of Alternative Investments (Summer 2017). In addition, Mr. Nesbitt also authored the 2019 book “Private Debt: Opportunities in Corporate Direct Lending.” Based upon its extensive research, the Investment Manager has built a formidable private credit team that oversees significant investor allocations to private credit.

The Investment Manager has significant asset allocation experience and is a leader in integrating private assets into traditional asset allocation in the following ways.

i.

Since the firm’s founding in 2004, the Investment Manager has been providing clients quarterly capital market assumptions for 36 asset classes (public and private). These assumptions include expected returns, risk, and correlations. The Investment Manager uses a long-tested fundamental valuation methodology for every asset class that combines current yield, cash flow growth, expected valuation change, tactical revaluation, alpha (if any), and fees.

ii.

The Investment Manager has authored papers (published and proprietary) on the smoothing of private asset returns, including private debt, where observed private asset returns are understated due to “smoothing” and has shown how those risk calculations can be adjusted (unsmoothed) to measure risk and correlation levels that are consistent with publicly-traded asset classes.

iii.

Regarding private credit expected return and risk, the Investment Manager develops quarterly assumptions for all private credit strategies which it uses in building a portfolio and developing overall portfolio return and risk characteristics.

In addition, since 2019, the Investment Manager has managed the Cliffwater Corporate Lending Fund, which focuses on middle market lending. The Investment Manager has dedicated significant resources to developing its expertise in the direct lending marketplace and cultivating relationships with direct lending managers that it believes to be top-tier. The Investment Manager brings to the management of the Fund its expertise, experience, and access in the direct lending market.

The Investment Manager’s Investment Policy Committee is responsible for defining the broad investment parameters of the Fund, including, for example, the types of strategies to be employed and the range of securities acceptable for investment by the Fund. The Investment Policy Committee meets regularly to review portfolio holdings and discuss Fund performance.

PORTFOLIO MANAGER. Stephen L. Nesbitt, Chief Executive Officer and Chief Investment Officer of the Investment Manager, is primarily responsible for the day-to-day management of the Fund. Mr. Nesbitt has been the portfolio manager of the Fund since its inception. Mr. Nesbitt is supported by research analysts and other investment professionals who provide research support and make strategy recommendations. Mr. Nesbitt manages the Fund consistent with the broad investment parameters established by the Investment Manager’s Investment Policy Committee, which is led by Mr. Nesbitt.

Prior to forming the Investment Manager in 2004, Mr. Nesbitt was a Senior Managing Director at Wilshire Associates. From 1990 to 2004, Mr. Nesbitt led the Consulting division at Wilshire Associates and also started and built its asset management business using a “manager of managers” investment approach, including private equity and hedge fund-of-fund portfolios. Mr. Nesbitt started his career at Wells Fargo Investment Advisors, an early pioneer in index funds, where he developed and managed index funds and oversaw asset allocation.

THE INVESTMENT MANAGEMENT AGREEMENT. The Investment Management Agreement between the Investment Manager and the Fund became effective as of June 14, 2021, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board or the Investment Manager.

The Investment Management Agreement provides that, in the absence of willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund, the Investment Manager and any partner, member, manager, director, officer or employee of the Investment Manager, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be subject to liability to the Fund or otherwise under the Investment Management Agreement for any act or omission in the course of, or connected with, rendering services under the Investment Management Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation, for any error of judgment, for any mistake of law, or for any act or omission by the Investment Manager or any affiliate of the Investment Manager, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Investment Manager or any partner, member, manager, officer or employee of the Investment Manager, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any claim, loss, damage, liability, reasonable cost, or reasonable expense (including reasonable attorney’s fees, judgments, and other related expenses in connection therewith and amounts paid in defense and settlement thereof) (individually, the “Liability,” and collectively, the “Liabilities”) to which the person may be liable that arises or results from the Investment Management Agreement or the performance of any services under the Investment Management Agreement, so long as such Liabilities did not arise primarily from such person’s willful misfeasance, gross negligence or reckless disregard of its obligations and duties under the Investment Management Agreement.

A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first semi-annual report to Shareholders.

INVESTMENT MANAGEMENT FEE

The Fund pays to the Investment Manager an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Investment Manager to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager a monthly Investment Management Fee equal to 0.95% on an annualized basis of the Fund’s average daily net assets. The Investment Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Manager for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Investment Manager for that month. The Investment Management Fee will be accrued daily, and will be due and payable monthly in arrears within ten (10) Business Days after the end of the month.

CLIFFWATER ENHANCED LENDING FUND L.P. PERFORMANCE

Simultaneous with the Fund’s Commencement of Operations, Cliffwater Enhanced Lending Fund L.P. (the “Predecessor Fund”) reorganized with and into the Fund, in exchange for substantially all of the Predecessor Fund’s assets. The Predecessor Fund maintained from its commencement of operations an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund and at the time of the conversion of the Predecessor Fund was managed by the same Investment Manager and portfolio managers as the Fund.

The Predecessor Fund commenced operations on March 26, 2021 and has been managed by the Investment Manager for all periods shown below. The Predecessor Fund is a private fund excluded from the definition of “investment company” pursuant to Section 3(c)(7) of the 1940 Act that was created to pursue a substantially similar investment strategy to the Fund. The performance quoted below is that of the Predecessor Fund and was adjusted to reflect the Fund’s estimated expenses (with the exception of estimated Acquired Fund Fees and Expenses, the effect of which is already incorporated into the performance of the Predecessor Fund). The performance returns of the Predecessor Fund are unaudited and are calculated by the Investment Manager on a total return basis. After-tax performance returns are not included for the Predecessor Fund. The Predecessor Fund was a privately placed fund, was not registered under the Investment Company Act, and was not subject to certain investment limitations, diversification requirements, and other restrictions imposed by the Investment Company Act and the Code, which, if applicable, may have adversely affected its performance.

Past performance is no indication of future returns. Because the Predecessor Fund had less than one full calendar year of performance, the average annual total return table has been omitted.

MONTHLY PERFORMANCE (%) NET OF FEES

	Jan	Feb	Mar	Apr	May	June	Jul	Aug	Sept	Oct	Nov	Dec	Year
2021				7.45%

DISTRIBUTOR

Foreside Fund Services, LLC (the “Distributor”) is the distributor (also known as principal underwriter) of the Shares of the Fund and is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Under a Distribution Agreement with the Fund, the Distributor acts as the agent of the Fund in connection with the continuous offering of shares of the Fund. The Distributor continually distributes shares of the Fund on a best efforts basis. The Distributor has no obligation to sell any specific quantity of Fund shares. The Distributor and its officers have no role in determining the investment policies or which securities are to be purchased or sold by the Fund.

The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of shares of the Fund. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the Investment Manager, typically enter into such agreements alongside the Distributor. These financial intermediaries may charge a fee for their services and may receive shareholder service or other fees from parties other than the Distributor. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, redemption and other requests to the Fund.

Investors who purchase shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase shares. Investors purchasing shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their financial intermediary. The financial intermediary, and not its customers, will be the shareholder of record, although customers may have the right to vote shares depending upon their arrangement with the intermediary. The Investment Manager pays the Distributor a fee for certain distribution-related services.

Pursuant to the Distribution Agreement, the Distributor is solely responsible for its costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities. Specifically, the Distribution Agreement provides that the Fund and the Investment Manager will indemnify, defend and hold the Distributor, its employees, agents, directors and officers and any person who controls the Distributor free and harmless from and against any and all claims arising out of or based upon (i) any material action (or omission to act) of the Distributor or its agents taken in connection with the Distribution Agreement; provided that such action (or omission to act) is taken without willful misfeasance, gross negligence or reckless disregard by the Distributor of its duties and obligations under the Distribution Agreement; (ii) any untrue or alleged untrue statement of a material fact contained in the Prospectus or related offering materials or any omission or alleged omission to state a material fact required to be stated in the Prospectus or related offering materials or necessary to make the statements in any Prospectus or related offering materials not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund or the Investment Manager in connection with the preparation of the Fund’s Prospectus or related offering materials by or on behalf of the Distributor; (iii) any material breach of the agreements, representations, warranties and covenants by the Fund and the Investment Manager in the Distribution Agreement; or (iv) the reliance on or use by the Distributor or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Fund or the Investment Manager.

No sales charge is expected to be charged with respect to investments by the Investment Manager and its affiliates, directors, trustees, principals, officers and employees and others in the Fund’s sole discretion. There is no minimum aggregate amount of Shares required to be purchased in any offering. The Investment Manager and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Distributor) from time to time in consideration of services, arrangements, significant investments in Fund shares or other activities that the Investment Manager and its affiliates believe may, among other things, benefit the Fund’s business, facilitate investment in the Fund or otherwise benefit the Fund’s shareholders. Payments of the type described above are sometimes referred to as revenue sharing payments. These payments will be made out of the Investment Manager’s and/or affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount, and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

ADMINISTRATION

The Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund: (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares of the Fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund in accordance with U.S. generally accepted accounting principles (“GAAP”) and procedures defined in consultation with the Investment Manager; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with GAAP, monthly and quarterly reports of the operations of the Fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Investment Manager.

In consideration for these services, the Fund pays the Administrator a minimum monthly administration fee of $4,167, or $50,000 on an annualized basis (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator also is reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for the Fund. The Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund to the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

CUSTODIAN

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1 Iron Street, Boston, MA 02210.

FUND EXPENSES

The Fund pays all of its expenses, or reimburses the Investment Manager or its affiliates to the extent they have previously paid such expenses on behalf of the Fund, with the exception of organizational and related expenses paid by the Investment Manager, the amount of which may be deducted from the Investment Manager's contractual waiver of the Fund's Investment Management fee. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Shares; all fees and expenses reasonably incurred in connection with the operation of the Fund; all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, and enforcing the Fund’s rights in respect of such investments; quotation or valuation expenses; the Investment Management Fee, the Administration Fee, servicing and other similar fees and expenses; out-of-pocket costs directly relating to investment transactions that are not consummated; other investment-related expenses, such as brokerage commissions, dealer spreads; transfer fees; fees on any borrowings or any expenses relating to leverage or indebtedness (including any interest thereon); professional fees; out-of-pocket costs directly relating to investment transactions that are not consummated; other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments; reasonable research and due diligence expenses relating to the identification and selection of investments (including expenses of news and quotation subscriptions, market or industry research, consultants or experts); investment-related software and databases relating thereto; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; litigation costs and expenses, judgments and settlements directly related to the preservation of the value of investments; reasonable legal, third party consultant, and investment-related software and databases expenses incurred in relation to entering into, the reviewing, reporting, monitoring, confirming and/or administration of the investments (including expenses of engaging third party valuation consultants and agents and expenses of loan administration with non-affiliates) and other matters (including online systems used to obtain pricing and trading information and systems used for the allocation of investments); accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund; bank services fees; costs and expenses relating to any amendment of the Declaration of Trust or other organizational documents of the Fund; any fees and expenses in connection with seeking the SEC’s approval of any exemptive relief (or amending existing exemptive relief); expenses of preparing, amending, printing, and distributing the Prospectus and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy materials; all taxes, fees or other governmental charges and expenses of preparing, printing, and filing reports and other documents with government agencies; expenses incurred by the Investment Manager in responding to a legal, administrative, judicial or regulatory action, claim, or suit relating to the Fund; expenses of Shareholders’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; shareholder recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Investment Manager or its affiliates; insurance premiums; and ad hoc expenses incurred at the specific request of the Investment Manager or the Board; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity; expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of shareholders; and the expenses of engaging a new administrator, custodian or transfer agent.

The Investment Manager bears all of its expenses and costs incurred in providing investment advisory services to the Fund, including travel and certain other expenses related to the selection and monitoring of investments. In addition, the Investment Manager is responsible for the payment of the compensation and expenses of those officers of the Fund affiliated with the Investment Manager, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund bears directly certain ongoing offering costs associated with any periodic offers of Shares which are expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders.

The Investment Manager has contractually agreed to waive its entire management fee until June 14, 2022 (for a period of one year following the effective date of this Prospectus). The Investment Manager may reduce the amount of the waiver in the amount of any organizational and related expenses paid by the Investment Manager with respect to the Fund. The waiver agreement provides that the Investment Manager may not recoup waived fees.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to Shareholders.

VOTING

Each Shareholder will have the right to cast a number of votes, based on the number of such Shareholder’s Shares, at any meeting of Shareholders called by the Board. Each share is entitled to one vote per share. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund. Shareholders of the Fund shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V of the Fund’s Declaration of Trust to the extent required by the 1940 Act; (c) with respect to termination of the Fund or a Class thereof to the extent required by applicable law; and (d) with respect to such additional matters relating to the Fund as may be required by the Fund’s Declaration of Trust, the By-laws of the Fund or any registration of the Fund as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable.

CONFLICTS OF INTEREST

The Fund and the Investment Manager may be subject to a number of actual and potential conflicts of interest.

The Investment Manager and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Investment Manager and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; which may compete with the Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund in certain transactions. In addition, the Investment Manager and its affiliates and clients may themselves invest in securities that would be appropriate for the Fund. By acquiring Shares, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under provisions of Federal securities law which cannot be waived or modified.

Although the Investment Manager and its affiliates seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Investment Manager or its affiliates will be appropriate for the Fund or will be referred to the Fund. The Investment Manager and its affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, members, officers and employees of the Investment Manager and its affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Investment Manager or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, the Fund and the Investment Manager have individually adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics may be obtained by calling the SEC at 1-202-551-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

The Fund may be considered an affiliate with respect to certain of its portfolio companies if certain Investment Funds, accounts or investment vehicles managed by the Investment Manager also hold interests in these portfolio companies, and as such, these interests may be considered a joint enterprise under the Investment Company Act. To the extent that the Fund’s interests in these portfolio companies may need to be restructured in the future or to the extent that the Fund chooses to exit certain of these transactions, its ability to do so will be limited.

The Investment Manager may from time to time have the opportunity to receive material, non-public information (“Confidential Information”) about the issuers of certain investments, including, without limitation, investments being considered for acquisition by the Fund or held in the Fund’s portfolio. For example, principals and other employees of the Investment Manager may serve as directors of, or in a similar capacity with, portfolio companies in which the Fund invests, the securities of which are purchased or sold on the Fund’s behalf. The Investment Manager may (but is not required to) seek to avoid receipt of Confidential Information from issuers so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such Confidential Information relates. In such circumstances, the Fund may be disadvantaged in comparison to other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment. The Investment Manager may also determine to receive such Confidential Information in certain circumstances under its applicable policies and procedures. If the Investment Manager intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.

Many of the Fund’s portfolio investments are expected to be Investment Funds and other securities that are not publicly traded and for which no market based price quotation is available. As a general matter, the Fund calculates its NAV using the day-to-day valuations of its assets provided by the Investment Manager and its respective agents, such valuations based on the Investment Manager’s valuation methodology. Furthermore, the Board will review and approve in advance the valuation methodology of the Investment Manager and any independent pricing service used and confirm that the Board’s Valuation Committee will regularly review the historical accuracy of the fair value methodologies. The participation of the investment professionals of the Investment Manager in the Fund’s valuation process could result in a conflict of interest as the Investment Management Fee is based on the value of the Fund’s assets. Investments in PIK and OID securities may provide certain additional benefits to the Investment Manager, including increased management fees resulting from the receipt of such PIK securities interest received on these investments increasing the size of the loan balance of underlying loans.

The professional staff of the Investment Manager will devote such time and effort in conducting activities on behalf of the Fund as the Investment Manager reasonably determines to be appropriate for its duties to the Fund. However, the Investment Manager staff is currently committed to and expects to be committed in the future to providing investment advisory services as well as other services to other clients (including other registered and unregistered pooled investment vehicles) and engaging in other business ventures in which the Fund has no interest. As a result of these separate business activities, the Investment Manager has actual or potential conflicts of interest in allocating management time, services and functions among the Fund and other business ventures or clients.

The Investment Manager may receive more compensation with respect to certain similarly managed accounts than that received with respect to the Fund or may receive compensation based in part on the performance of those similar accounts. This may create a potential conflict of interest for the Investment Manager or its portfolio managers by providing an incentive to favor these similar accounts when, for example, placing securities transactions. In addition, the Investment Manager or its affiliates could be viewed as having a conflict of interest to the extent that the Investment Manager or an affiliate has a proprietary investment in similar accounts, the portfolio managers have personal investments in similar accounts or the similar accounts are investment options in the Investment Manager’s or its affiliates’ employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of investment opportunities because of market factors or investment restrictions imposed upon the Investment Manager and its affiliates by law, regulation, contract or internal policies. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability and allocation of investment opportunities generally, could raise a potential conflict of interest, as the Investment Manager or its affiliates may have an incentive to allocate securities that are expected to increase in value to favored accounts.

By acquiring Shares, each Shareholder will be deemed to have acknowledged the existence of the above actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under provisions of applicable Federal securities law which cannot be waived or modified.

The Fund’s Agreement and Declaration of Trust provides that, with the exceptions of claims under the Federal securities laws, no Shareholder may maintain a derivative action with respect to the Trust or any Class of the Trust unless holders of at least ten percent (10%) of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Class to which such action relates, join in the bringing of such action. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request for a derivative action and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action. The Shareholder or Shareholders requesting that the Trustees bring a derivative suit must (unless deemed excused because a majority of the Trustees or of any committee established to consider the merits of the action have a personal financial interest, other than the receipt of fees for their service as Trustees of the Trust or of affiliated investment companies, in the transaction at issue) make a pre-suit written demand upon the Trustees to bring the action. If any such written demand is made, the Agreement and Declaration of Trust provides that the Trustees must be afforded a reasonable period of time to consider the request and to investigate the basis of such claim.

OUTSTANDING SECURITIES

As of the date of this Prospectus, there were no outstanding Shares of the Fund.

TENDER OFFERS/OFFERS TO REPURCHASE

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end interval fund which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares.

The Fund provides a limited degree of liquidity to the Shareholders by conducting repurchase offers quarterly.

For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV no later than the fourteenth day after the Repurchase Request Deadline, or the next Business Day if the fourteenth day is not a Business Day. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the date on which the repurchase price for shares is determined (the “Valuation Date”). Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder.

Notwithstanding the foregoing, under certain circumstances, the Fund may, in its discretion, accept Shares tendered by Shareholders who own fewer than 100 shares and tender all of their Shares for repurchase in a repurchase offer. In that case, these Shares would be accepted before prorating the shares tendered by other Shareholders. In addition, if a repurchase offer is oversubscribed, the Fund may offer to repurchase additional Shares in an amount determined by the Board that are tendered by an estate (an “Estate Offer”). If an Estate Offer is oversubscribed, the Fund will repurchase such Shares on a pro rata basis. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in an Estate Offer.

If the Fund repurchases any Shares pursuant to an Estate Offer, this will not affect the number of Shares that it repurchases from other Shareholders in the quarterly repurchase offers.

In certain circumstances, the Board may require a Shareholder to tender its Shares if, among other reasons, the Board determines that continued ownership of such Shares by the Shareholder may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences, or would otherwise be in the best interests of the Fund.

A Shareholder who tenders for repurchase only a portion of his Shares in the Fund will be required to maintain a minimum account balance of $2,500. If a Shareholder tenders a portion of his Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $2,500, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares. Such minimum capital account balance requirement may also be waived by the Board in its sole discretion, subject to applicable federal securities laws.

TENDER/REPURCHASE PROCEDURES

Once each quarter, the Fund will offer to repurchase at NAV per Share no less than 5% of the outstanding Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act). Shareholders will be notified in writing of each quarterly repurchase offer, how they may request that the Fund repurchase their Shares, and the date the repurchase offer ends (the “Repurchase Request Deadline”) (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). Shares will be repurchased at the per-class NAV per Share determined as of the close of business no later than the fourteenth day after the Repurchase Request Deadline, or the next Business Day if the fourteenth day is not a Business Day (each a “Repurchase Pricing Date”).

The time between the notification to Shareholders and the Repurchase Request Deadline is generally thirty (30) days, but may vary from no more than forty-two (42) days to no less than twenty-one (21) days. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase.

The Shareholder Notification also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV per Share that has been computed no more than seven (7) days before the date of such notification, and how Shareholders may ascertain the NAV per Share after the notification date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the Investment Company Act, regulations thereunder and other pertinent laws. The timeline below summarizes the key dates in the repurchase process:

*	Or the next business day, if the 14th day is not a business day.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by Shareholders who own less than $2,500 worth of Shares and who tender all of their Shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of Shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the Shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Shareholder Notification is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at net asset value in accordance with the Declaration of Trust and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

TRANSFERS OF SHARES

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of a Share must also be accompanied by a properly completed investor application in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $2,500. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, the Administrator, the Custodian and each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Investment Manager or any governmental agency believes that the Fund has sold Shares to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Investment Manager or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Shares. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

CREDIT FACILITY

The Fund, or SPVs that are wholly-owned subsidiaries of the Fund, may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions which may or may not be affiliated with the Investment Manager (each, a “Financial Institution”) as chosen by the Investment Manager and approved by the Board. The Fund may borrow under a credit facility for a number of reasons, including without limitation, in connection with its investment activities, to make quarterly income distributions, to satisfy repurchase requests from Shareholders, and to otherwise provide the Fund with temporary liquidity. To facilitate such Borrowing Transactions, the Fund may pledge its assets to the Financial Institution.

CALCULATION OF NET ASSET VALUE

GENERAL

The Administrator calculates the Fund’s NAV as of the close of business on each business day and at such other times as the Board may determine, including in connection with repurchases of Shares, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board (each, a “Determination Date”).

The Board has approved valuation procedures for the Fund (the “Valuation Procedures”). The Valuation Procedures provide that the Fund will value its investments at fair value. The Board has delegated the day to day responsibility for determining these fair values in accordance with the policies it has approved to the Investment Manager. The Investment Manager’s Valuation Committee (the “Valuation Committee”) will oversee the valuation of the Fund’s investments on behalf of the Fund. The Board reviews and ratifies the execution of this process and the resultant fair value prices at least quarterly.

Short-term securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, with maturities of 60 days or less, for which reliable market quotations are readily available shall each be valued at current market quotations as provided by an independent pricing service or principal market maker.

For equity and equity-related securities that are freely tradable and listed on a securities exchange or over-the-counter market, the Fund fair values those securities at their last sale price on that exchange or over-the-counter market on the valuation date. If the security is listed on more than one exchange, the Fund will use the price from the exchange that it considers to be the principal exchange on which the security is traded. Securities listed on the NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there has been no sale on such exchange or over-the-counter market on such day, the security will be valued at the mean between the last bid price and last ask price on such day.

Fixed income securities (other than the short-term securities as described above) shall be valued by (a) using readily available market quotations based upon the last updated sale price or a market value from an approved pricing service generated by a pricing matrix based upon yield data for securities with similar characteristics or (b) by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security. If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Investment Manager not to reflect the market value, the Valuation Committee will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures. In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

Prior to investing in any Investment Fund, the Investment Manager will conduct an initial due diligence review of the valuation methodologies utilized by the Investment Fund, which generally shall be based upon readily observable market values when available, and otherwise utilize principles of fair value that are reasonably consistent with those used by the Fund for valuing its own investments. Subsequent to investment in an Investment Fund, the Investment Manager will monitor the valuation methodologies used by each Investment Fund. The Fund bases its NAV on valuations of its interests in Investment Funds provided by the managers of the Investment Funds and/or their agents. These valuations involve significant judgment by the managers of the Investment Funds and may differ from their actual realizable value. Under certain circumstances, the Valuation Committee may modify the managers’ valuations based on updated information received since the last valuation date. The Valuation Committee may also modify valuations if the valuations are deemed to not fully reflect the fair value of the investment. Valuations will be provided to the Fund based on interim unaudited financial records of the Investment Funds, and, therefore, will be estimates and may fluctuate as a result. The Board, the Investment Manager and the Valuation Committee may have limited ability to assess the accuracy of these valuations.

In circumstances in which market quotations are not readily available or are deemed unreliable, or in the case of the valuation of private, direct investments, such investments may be valued as determined in good faith using methodologies approved by the Board. In these circumstances, the Fund determines fair value in a manner that seeks to reflect the market value of the security on the valuation date based on consideration by the Valuation Committee of any information or factors deemed appropriate. The Valuation Committee may engage third party valuation consultants on an as-needed basis to assist in determining fair value.

Fair valuation involves subjective judgments, and there is no single standard for determining the fair value of an investment. The fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. Fair values used to determine the Fund’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investment. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in the Fund. Information that becomes known to the Fund or its agents after the NAV has been calculated on a particular day will not be used to retroactively adjust the price of a security or the NAV determined earlier. Prospective investors should be aware that situations involving uncertainties as to the value of investments could have an adverse effect on the Fund’s NAV if the judgments of the Board or the Valuation Committee regarding appropriate valuations should prove incorrect.

SUSPENSION OF CALCULATION OF NET ASSET VALUE

As noted above, the Administrator calculates the Fund’s NAV as of the close of business on each Business Day. However, there may be circumstances where it may not be practicable to determine an NAV, including, but not limited to during any period when the principal stock exchanges for securities in which the Fund has invested its assets are closed other than for weekends and customary holidays (or when trading on such exchanges is restricted or suspended), or an emergency exists as determined by the SEC, making securities sales or determinations of NAV not practicable, or the SEC permits a delay for the protection of shareholders. In such circumstances, the Board (after consultation with the Investment Manager) may suspend the calculation of NAV. The Fund will not accept subscriptions for Shares if the calculation of NAV is suspended, and the suspension may require the termination of a pending repurchase offer by the Fund (or the postponement of the Valuation Date for a repurchase offer). Notwithstanding a suspension of the calculation of NAV, the Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to Shareholders and in its reports on Form N-PORT filed with the SEC after the end of the first and third quarters of the Fund’s fiscal year. The Administrator will resume calculation of the Fund’s NAV after the Board (in consultation with the Investment Manager) determines that conditions no longer require suspension of the calculation of NAV.

TAXES

INTRODUCTION

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Shares. Because the federal income tax consequences of investing in the Fund may vary from Shareholder to Shareholder depending on each Shareholder’s unique federal income tax circumstances under law, this summary does not attempt to discuss all of the income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non-U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss tax consequences such as estate and gift tax consequences other than those arising under the federal income tax laws. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of Shares.

The following summary is based upon the Code as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Fund or its shareholder will continue to be as described herein.

The Fund has not sought or obtained a ruling from the Internal Revenue Service (the “IRS”) (or any other federal, state, local or foreign governmental agency) or an opinion of legal counsel as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation or with the tax positions taken by the Fund.

Except where specifically noted, this summary relates solely to U.S. Shareholders. A U.S. Shareholder for purposes of this discussion is a person who is a citizen or a resident alien of the U.S., a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S. or any political subdivision thereof, an estate whose income is subject to U.S. federal income tax regardless of its source or a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

TAXATION OF THE FUND

The below is a summary of certain U.S. federal income tax considerations relevant under current law, which is subject to change. Except where otherwise specifically indicated, the discussion relates to investors who are individual U.S. citizens or residents. You should consult your own tax adviser regarding tax considerations relevant to your specific situation, including federal, state, local and non-U.S. taxes.

The Fund intends to qualify as a RIC under federal income tax law. As a RIC, the Fund will generally not be subject to federal corporate income taxes, provided that it distributes out to Shareholders their taxable income and gain each year. To qualify for treatment as a RIC, the Fund must meet three important tests each year.

First, the Fund must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships. It should be noted that to the extent the Fund earns any fees from the origination of loans, such fee income will generally not be included as income that satisfies the 90% test described in the preceding sentence.

Second, generally, at the close of each quarter of its taxable year, at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other RICs, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of its total assets in securities of the issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer), and no more than 25% of the value of the Fund’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses, or (3) one or more qualified publicly traded partnerships.

Third, the Fund must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its tax-exempt income, if any, for the year.

The Fund intends to comply with this distribution requirement. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a RIC. If for any taxable year the Fund were not to qualify as a RIC, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders. In that event, taxable Shareholders would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits, and corporate Shareholders could be eligible for the dividends-received deduction.

The Code imposes a nondeductible 4% excise tax on RICs that fail to distribute each year an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax.

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Additionally, some of the CLOs in which the Fund may invest may constitute passive foreign investment companies, or under certain circumstances, controlled foreign corporations. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of its Shares or debt securities, or reduce new investments, to obtain the cash needed to make income distributions and/or meet repurchase requests. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, the Shareholders may receive larger capital gain distributions than they would in the absence of such transactions. Additionally, liquidation of Fund assets in order to meet Share redemptions may impact the Fund’s ability to qualify as a RIC under the Code as described above.

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary to seek to ensure that it distributes sufficient income that it does not become subject to U.S. federal income or excise tax.

Distributions To Shareholders. The Fund contemplates declaring as dividends each year all or substantially all of its taxable income and intends to make quarterly distributions. In general, distributions will be taxable to you for federal, state and local income tax purposes unless you are a tax-exempt entity, including qualified retirement plans or individual retirement accounts. Distributions are taxable whether they are received in cash or reinvested in Shares. Each Shareholder whose Shares are registered in its own name will automatically be a participant under the Fund’s dividend reinvestment program (the “DRIP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares priced at the then-current net asset value unless such Shareholder, at any time, specifically elects to receive income dividends and/or capital gains distributions in cash. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due. Thus, to the extent a Shareholder participates in the DRIP, a Shareholder may thus recognize income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes.

Fund distributions, if any, that are attributable to “qualified dividend income” or “long-term capital gains” earned by the Fund would be taxable to non-corporate Shareholders at reduced rates. Shareholders must have owned the Shares for at least sixty-one (61) days during the one hundred twenty-one (121) day period beginning sixty (60) days before the ex-dividend date to benefit from the lower rates on qualified dividend income. However, U.S. individuals with modified adjusted gross income exceeding $200,000 ($250,000 for married couples filing jointly) and trusts and estates with income above specified levels are subject to a 3.8% tax on their net investment income, which includes interest, dividends and capital gains. Because the Fund’s income is derived primarily from sources that do not pay “qualified dividend income,” dividends from the Fund generally are not expected to qualify for taxation at the long-term capital gain rates available to individuals on qualified dividend income.

Shareholders are generally taxed on any dividends from the Fund in the year they are actually distributed. Dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on December 31st of the year in which the dividend was declared.

Shareholders should contact the Fund’s Administrator, UMB Fund Services, Inc. at 1 (888) 442-4420 or 235 West Galena Street, Milwaukee, WI 53212 to make elections to receive income dividends and/or capital distributions in cash; to terminate their participation in the program; and for any other inquiries related to the DRIP.

Expenses. As long as the Fund is not continuously offered pursuant to a public offering, regularly traded on an established securities market or does not have at least five hundred (500) Shareholders at all times during the taxable year, certain expenses incurred by the Fund that if paid by an individual would be treated only as “miscellaneous itemized deductions” are generally not deductible by the Fund. Instead, each Shareholder will be treated as if it received a dividend in an amount equal to its allocable share of the Fund’s expenses and then having paid such expenses itself. For non-corporate taxpayers, such expenses will generally be “miscellaneous itemized deductions” and under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, the ability non-corporate taxpayers to deduct miscellaneous itemized deductions has been suspended.

Certain Withholding Taxes. The Fund may be subject to taxes, including foreign withholding taxes, attributable to investments of the Fund. If at the close of the Fund’s taxable year more than 50% of the value of its assets consists of foreign stock or securities, the Fund will be eligible to elect, for federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding and other foreign income taxes, as paid by its Shareholders. If the Fund so elects, the pro rata amount of such foreign taxes paid by the Fund will be included in its Shareholders’ income and each such Shareholder will be entitled either (1) to credit that proportional amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (2) to take that amount as an itemized deduction. The Fund does not expect to be able to make such election.

Sales, Exchanges And Redemptions. Shareholders will recognize a taxable gain or loss on a sale, exchange or redemption of Shares in an amount equal to the difference between the Shareholder’s tax basis in the Shares and the amount the Shareholder receives for them. Generally, this gain or loss will be long-term or short-term depending on whether the holding period exceeds twelve (12) months. Additionally, any loss realized on a disposition of Shares of the Fund may be disallowed under “wash sale” rules to the extent the Shares disposed of are replaced with other Shares of the Fund within a period of sixty-one (61) days beginning thirty (30) days before and ending thirty (30) days after the Shares are disposed of, such as pursuant to a dividend reinvestment in Shares of the Fund. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.

The Fund is required to compute and report the cost basis on Shares sold or exchanged. The Fund has elected to use the First In, First Out (“FIFO”) method unless it is instructed to select a different method, or a Shareholder chooses to specifically identify Shares at the time of each sale or exchange. If a Shareholder’s account is held by a broker or other adviser, they may select a different method. In these cases, Shareholders should contact the holder of the Shares to obtain information with respect to the available methods and elections for such accounts. Shareholders should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on federal and state income tax returns.

IRAs and Other Tax Qualified Plans. In general, dividends received and gain or loss realized with respect to Shares held in an IRA or other tax qualified plan are not currently taxable unless the Shares were acquired with borrowed funds. Furthermore, a tax-exempt shareholder may recognize unrelated taxable business income if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

Pursuant to the Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a Shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Shares.

U.S. Tax Treatment Of Foreign Shareholders. Nonresident aliens, foreign corporations and other foreign investors in the Fund will generally be exempt from U.S. federal income tax on Fund distributions attributable to net capital gains. However, the Fund does not expect to make significant distributions that will be designated as net capital gains. The exemption may not apply, however, if the investment in the Fund is connected to a trade or business of the foreign investor in the United States or if the foreign investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

Fund distributions attributable to other categories of Fund income, such as interest, and dividends from companies whose securities are held by the Fund, will generally be subject to a 30% withholding tax when paid to foreign Shareholders. However, the Fund may be able to designate a portion of the distributions made as interest related dividends or short term capital gain dividends which are generally exempt from this withholding tax. The withholding tax may, however, be reduced (and, in some cases, eliminated) under an applicable tax treaty between the United States and a Shareholder’s country of residence or incorporation, provided that the Shareholder furnishes the Fund with a properly completed Form W-8BEN to establish entitlement for these treaty benefits.

A foreign Shareholder will generally not be subject to U.S. tax on gains realized on sales or exchanges of Shares unless the investment in the Fund is connected to a trade or business of the Shareholder in the United States or if the Shareholder is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

In addition, the Fund will be required to withhold 30% tax on payments to foreign entities that do not meet specified information reporting requirements under the Foreign Account Tax Compliance Act.

All foreign Shareholders should consult their own tax advisers regarding the tax consequences of an investment in the Fund in their country of residence.

State and Local Taxes. In addition to the U.S. federal income tax consequences summarized above, you may be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of the Fund’s distributions, if any, that are attributable to interest on U.S. government securities.

Information Reporting And Backup Withholding. Under applicable “backup withholding” requirements, the Fund may be required in certain cases to withhold and remit to the IRS a percentage of taxable dividends or gross proceeds realized upon sale payable to Shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the IRS for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are “exempt recipients.” The amount of any backup withholding from a payment to a Shareholder will be allowed as a credit against the Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is timely furnished to the IRS.

OTHER TAX MATTERS

The preceding is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, intangible taxes and foreign taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund. Additional information concerning the taxation of the Fund and its shareholders is contained in the SAI.

ERISA AND CODE CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”), certain individual retirement accounts (“IRAs”), or certain Keogh plans, should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, the avoidance of prohibited transactions, and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of the ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment, the income taxes (if any) attributable to the investment, and the projected return of the investment relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with ERISA’s fiduciary responsibilities and the foregoing considerations. If a fiduciary with respect to any such ERISA Plan breaches such responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Non-ERISA-covered IRAs and Keogh plans and other arrangements not subject to ERISA, but subject to the prohibited transaction rules of Section 4975 of the Code (“Code Plans”; together with ERISA Plans, “Plans”), should determine whether an investment in the Fund will violate those rules.

Because the Fund will be registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of the Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility rules and ERISA and the Code’s prohibited transaction rules. Thus, the Investment Manager will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan that becomes a Shareholder of the Fund, solely as a result of the Plan’s investment in the Fund.

Certain prospective ERISA Plan investors may currently maintain relationships with the Investment Manager or with other entities that are affiliated with the Investment Manager. Each of such persons may be deemed to be a party in interest to, a disqualified person of, and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services. ERISA and the Code prohibit ERISA Plan assets from being used for the benefit of a party in interest or disqualified person and also prohibit a fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. ERISA Plan fiduciaries will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that they are duly authorized to make such investment decisions, and that they have not relied on any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by the future publication or the future applicability of final regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

DESCRIPTION OF SHARES

The Fund is authorized to offer Shares designated as Class I Shares. The Fund may offer other classes of Shares as well in the future. From time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Class I Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) any sales load structure; and (7) any conversion features, as permitted under the Investment Company Act. The Fund’s repurchase offers will be made to all of its classes of Shares at the same time, in the same proportional amounts and on the same terms, except for differences in net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses.

PURCHASING SHARES

PURCHASE TERMS

The minimum initial investment in Class I Shares by any investor is $10,000,000. The minimum additional investment in the Fund by any Shareholder is $5,000. However, the Fund, in its sole discretion, may accept investments below these minimums. Shares may be purchased by principals and employees of the Investment Manager or its affiliates and their immediate family members without being subject to the minimum investment requirements. The Shares will be initially issued at $10.00 per share. Thereafter, the purchase price for each class of Shares will be based on the NAV per Share as of the date such Shares are purchased. Accredited investors subscribing through a given registered investment adviser or broker/dealer may have shares aggregated to meet these minimums, so long as denominations are not less than $10,000 and incremental contributions are not less than $1,000.

Class I Shares are not subject to an initial sales charge.

Shares will generally be offered for purchase on each Business Day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Administrator. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off times pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

In general, an investment will be accepted if a completed investor application and funds are received in good order in advance of the cut-off dates identified in a particular offering. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time.

TERM, DISSOLUTION AND LIQUIDATION

The Fund may be dissolved upon approval of a majority of the Trustees. Upon the liquidation of the Fund, its assets will be distributed first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Shareholders, and then to the Shareholders proportionately in accordance with the amount of Shares that they own. Assets may be distributed in-kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in-kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund provides Shareholders with an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on March 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

Cohen & Company, Ltd., located at 342 North Water Street, Suite 830, Milwaukee, Wisconsin 53202 serves as the independent registered public accounting firm of the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees.

INQUIRIES

Inquiries concerning the Fund and Shares (including procedures for purchasing Shares) should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 235 West Galena Street, Milwaukee, WI 53212.

CLIFFWATER ENHANCED LENDING FUND

c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212
1 (888) 442-4420

Investment Manager	Transfer Agent / Administrator
Cliffwater LLC 4640 Admiralty Way, 11th Floor Marina del Rey, CA 90292-6623	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212
Custodian Bank	Distributor
State Street Bank and Trust Company 1 Iron Street Boston, MA 02210	Foreside Fund Services, LLC Three Canal Plaza, Suite 100 Portland, ME 04101
Independent Registered Public Accounting Firm	Fund Counsel
Cohen & Company, Ltd. 342 North Water Street, Suite 830 Milwaukee, Wisconsin 53202	Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103-6996

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STATEMENT OF ADDITIONAL INFORMATION

CLIFFWATER ENHANCED LENDING FUND

Class I Shares CELFX

Dated June 14, 2021

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

1 (888) 442-4420

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus (the “Prospectus”) of the Cliffwater Enhanced Lending Fund (the “Fund”) dated June 14, 2021, as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Prospectus. A copy of the Prospectus (as well as the Fund’s Annual Report and Semi-Annual Report once completed) may be obtained without charge by contacting the Fund at the telephone number or address set forth above. You may also obtain the Prospectus, Annual Report and Semi-Annual Report by visiting the Fund’s website at Cliffwaterfunds.com.

This SAI is not an offer to sell shares of beneficial interest (“Shares”) of the Fund and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Prospectus.

Shares are distributed by Foreside Fund Services, LLC (“Distributor”) to institutions and financial intermediaries who may distribute Shares to clients and customers (including affiliates and correspondents) of the Fund’s investment adviser, and to clients and customers of other organizations. The Fund’s Prospectus, which is dated June 14, 2021, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Prospectus.

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GENERAL INFORMATION

Cliffwater Enhanced Lending Fund (the “Fund”) is a Delaware statutory trust formed under an agreement and declaration of trust dated January 22, 2021 and registered as a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund operates as an interval fund.

INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund, as well as the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Prospectus. Certain additional information regarding the investment program of the Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. No other policy is a fundamental policy of the Fund, except as expressly stated. At the present time the Shares are the only outstanding voting securities of the Fund. As defined by the Investment Company Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

Fundamental Policies:

The Fund may:

(1)

borrow money and issue senior securities (as defined under the Investment Company Act), except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the Securities and Exchange Commission (“SEC”) from time to time.

(2)

underwrite securities issued by other persons, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(3)

make loans, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(4)

purchase or sell commodities or real estate, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

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(5)

not concentrate investments in a particular industry or group of industries, as concentration is defined under the Investment Company Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities or tax-exempt obligations of state or municipal governments and their political subdivisions.

With respect to these investment restrictions and other policies described in this SAI or the Prospectus, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

In addition to the above, the Fund has adopted the following additional fundamental policies:

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it will make quarterly repurchase offers for no less than for 5% and not more than 25% (except as permitted by Rule 23c-3 under the Investment Company Act (“Rule 23c-3”) of the Shares outstanding at per-class net asset value per Share (measured on the repurchase request deadline) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements;

•

each repurchase request deadline will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to Shareholders of the repurchase offer; and

•

each repurchase pricing date will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

THE FUND MAY CHANGE ITS INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund may change its investment objectives and any of its policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

Non-Fundamental Policies:

The following investment limitation of the Fund is non-fundamental and may be changed by the Board without Shareholder approval.

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The Fund may purchase or sell financial and physical commodities, commodity contracts based on (or relating to) physical commodities or financial commodities and securities and derivative instruments whose values are derived from (in whole or in part) physical commodities or financial commodities.

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The following descriptions of the Investment Company Act may assist investors in understanding the above policies and restrictions.

Borrowing. The Investment Company Act restricts an investment company from borrowing in excess of 33 1/3% of its total assets (including the amount borrowed, but excluding temporary borrowings not in excess of 5% of its total assets). Transactions that are fully collateralized in a manner that does not involve the prohibited issuance of a “senior security” within the meaning of Section 18(f) of the Investment Company Act shall not be regarded as borrowings for the purposes of the Fund’s investment restriction.

Concentration. The SEC staff has defined concentration as investing 25% or more of an investment company’s total assets in any particular industry or group of industries, with certain exceptions such as with respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. For purposes of the Fund’s concentration policy, the Fund may classify and re-classify companies in a particular industry and define and re-define industries in any reasonable manner, consistent with SEC guidance.

Senior Securities. Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The Investment Company Act generally prohibits funds from issuing senior securities, although it does not treat certain transactions as senior securities, such as certain borrowings, short sales, reverse repurchase agreements, firm commitment agreements and standby commitments, with appropriate earmarking or segregation of assets to cover such obligation.

Underwriting. Under the Investment Company Act, underwriting securities involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly.

Lending. Under the Investment Company Act, an investment company may only make loans if expressly permitted by its investment policies.

BOARD OF TRUSTEES AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Agreement and Declaration of Trust. The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold Shares. A majority of Trustees of the Board are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Trustees”). Any Trustee who is not an Independent Trustee is an interested trustee (“Interested Trustee”).

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The identity of Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund and may be removed either by (i) the vote of at least two-thirds of the Trustees of the Fund not subject to the removal vote or (ii) the vote of Shareholders of the Fund holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders of the Fund. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders of the Fund. The Board may call a meeting of the Fund’s Shareholders to fill any vacancy in the position of a Trustee of the Fund and must do so if the Trustees who were elected by the Shareholders of the Fund cease to constitute a majority of the Trustees then serving on the Board.

INDEPENDENT TRUSTEES

Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Paul S. Atkins Year of Birth: 1958 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee	Since Inception	Chief Executive Officer and Founder, Patomak Global Partners, LLC (financial services consulting firm) (2009 – Present); Commissioner, U.S. Securities and Exchange Commission (2002-2008); Principal, PricewaterhouseCoopers LLP (1994-2002); Independent Chairman of the Board and Director, BATS Global Markets, Inc. (2012-2015); Member, Congressional Oversight Panel for TARP (2009-2010).	2	None
Dominic Garcia Year of Birth: 1978 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee	Since Inception	Advisory Board of Milken Institute for Public Finance (2021-Present); Chief Investment Officer, New Mexico Public Employees Retirement Association (2017-Present); Senior Alpha Manager, State of Wisconsin Investment Board (2008-2017); Research Advisory Board Member, University of North Carolina Keenan Institute of Private Markets and the University of Chicago Harris Center for Municipal Finance (2020 to Present); Trustee, United World College-USA the Santa Fe Preparatory School endowment and the Santa Fe Community Foundation impact investment committee.	2	None

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Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Paul J. Williams Year of Birth: 1956 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee and Board Chairman	Since Inception	Chief Investment Officer, Texas County & District Retirement System (1999 – 2018); Investment Consultant, Texas Association of Counties (1995-2020).	2	None

*	The fund complex consists of the Fund and Cliffwater Corporate Lending Fund.

INTERESTED TRUSTEES AND OFFICERS

Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Stephen L. Nesbitt Year of Birth: 1953 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee and President	Since Inception	Chief Executive Officer and Chief Investment Officer, Cliffwater LLC (2004-Present)	2	None
Lance J. Johnson Year of Birth: 1967 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Treasurer	Since Inception	Chief Operations Officer, Cliffwater LLC (2014-Present); Senior Vice President, Brown Brothers Harriman & Co. (financial services firm) (2013-2014)	N/A	None
Ann Maurer Year of Birth: 1972 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Secretary	Since Inception	Senior Vice President (2017-Present); Vice President, Senior Client Service Manager	N/A	None

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Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Bernadette Murphy Year of Birth: 1964 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Chief Compliance Officer	Since Inception

Director, Vigilant Compliance, LLC (investment management solutions firm) (2018-Present); Director of Compliance and operations, B. Riley Capital Management, LLC (investment advisory firm) (2017-2018); Chief Compliance Officer, Dialectic Capital Management, LP (investment advisory firm) (2008-2018).

				N/A	None

*	The fund complex consists of the Fund and Cliffwater Corporate Lending Fund.

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis, and in combination with those of the other Trustees, lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Investment Manager, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

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Paul S. Atkins. Mr. Atkins has more than 35 years of experience in the financial services industry, including as a Commissioner of the Securities and Exchange Commission (“SEC”), former principal of PricewaterhouseCoopers LLP and securities lawyer.

Dominic Garcia. Mr. Garcia has more than 16 years of experience in the financial services industry.

Paul J. Williams. Mr. Williams has more than 40 years of experience in the financial services industry.

Stephen L. Nesbitt. Mr. Nesbitt has more than 40 years of experience in the financial services industry.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Investment Manager to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Investment Manager and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Fund’s Agreement and Declaration of Trust. The Board is currently composed of four members, three of whom are Independent Trustees. The Board will hold regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees meet with their independent legal counsel in person prior to and/or during each quarterly in-person board meeting. As described below, the Board has established a Valuation Committee, an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed Paul J. Williams, an Independent Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Investment Manager, other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Manager and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Investment Manager and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Investment Manager and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board requires senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer, and the Investment Manager, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee receives regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board also receives reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, distributor and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

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Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee selects and recommends annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year and reviews with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Audit Committee did not hold any meetings during the last year.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Nominating Committee did not hold any meetings during the last year.

Valuation Committee

The Board has formed a Valuation Committee that is responsible for reviewing fair valuations of securities held by the Fund in instances as required by the valuation procedures adopted by the Board and is responsible for carrying out the provisions of its charter. The Valuation Committee currently consists of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Valuation Committee did not hold any meetings during the last year.

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Trustee Ownership of Securities

The Fund has not yet commenced operations, therefore none of the Trustees own Shares of the Fund.

Independent Trustee Ownership of Securities

As of May 31, 2021, none of the Independent Trustees (or their immediate family members) owned securities of the Investment Manager or of an entity (other than a registered investment company or business development company) controlling, controlled by or under common control with the Investment Manager.

Trustee Compensation

In consideration of the services rendered by the Independent Trustees, the Fund pays each Independent Trustee a retainer of $50,000 per fiscal year. Trustees that are interested persons are compensated by the Investment Manager and/or its affiliates and will not be separately compensated by the Fund.

CODES OF ETHICS

The Fund and the Investment Manager have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund and the Investment Manager from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Investment Manager

Cliffwater LLC (the “Investment Manager”) serves as the investment adviser to the Fund. The Investment Manager is located at 4640 Admiralty Way, 11th Floor, Marina del Rey, California and is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Investment Manager is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Investment Manager provides such services to the Fund pursuant to the Investment Management Agreement.

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The Investment Management Agreement became effective as of June 14, 2021 and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement, or any other investment advisory contracts, will be available in the Fund’s first semi-annual report to Shareholders.

Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager a monthly Investment Management Fee equal to 0.95% on an annualized basis of the Fund’s average daily net assets, subject to certain adjustments. The Investment Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Manager for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Investment Manager for that month. The Investment Management Fee will be accrued daily and will be due and payable monthly in arrears within ten (10) business days after the end of the month.

The Investment Manager has entered into a fee waiver agreement whereby the Investment Manager will waive its entire management fee with respect to the Fund until June 14, 2022 (a period of one year from the effective date of this registration statement). The Investment Manager may reduce the amount of the waiver in the amount of any organizational and related expenses paid by the Investment Manager with respect to the Fund. The Investment Manager may not recoup fees waived under the agreement.

The Portfolio Manager

The person who has primary responsibility for the day-to-day management of the Fund’s portfolio (the “Portfolio Manager”) is Stephen L. Nesbitt.

Other Accounts Managed by the Portfolio Manager

	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Stephen L. Nesbitt(1)
Registered Investment Companies	1	$1.33 billion	0	N/A
Other Pooled Investment Vehicles	0	N/A	0	N/A
Other Accounts	15	$1.47 billion	0	N/A

(1)	As of March 31, 2021

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Conflicts of Interest

The Investment Manager and Portfolio Manager may manage multiple funds and/or other accounts, and as a result may be presented with one or more of the following actual or potential conflicts:

The management of multiple funds and/or other accounts may result in the Investment Manager or Portfolio Manager devoting unequal time and attention to the management of each fund and/or other account. The Investment Manager seeks to manage such competing interests for the time and attention of a Portfolio Manager by having the Portfolio Manager focus on a particular investment discipline. Other accounts managed by a Portfolio Manager may not be managed using the same investment models that are used in connection with the management of the Fund.

If the Investment Manager or Portfolio Manager identifies a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Investment Manager has adopted procedures for allocating portfolio transactions across multiple accounts.

The Investment Manager has adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation of the Portfolio Manager

Stephen L. Nesbitt has ownership and financial interests in, and may receive compensation and/or variable profit distributions from, the Investment Manager based on the Investment Manager’s financial performance, such as its overall revenues and profitability. Mr. Nesbitt’s compensation is not tied to the Fund’s performance, except to the extent that the fee paid to the Investment Manager impacts the Investment Manager’s financial performance.

Portfolio Manager’s Ownership of Shares

Name of Portfolio Manager:	Dollar Range of Shares Beneficially Owned by Portfolio Manager(1)
Stephen L. Nesbitt	None

(1)	As of May 31, 2021. The Fund had no shares outstanding as of that date.

BROKERAGE

In following the Fund’s investment strategy, the Investment Manager expects few of the Fund’s transactions to involve brokerage. To the extent the Fund’s transactions involve brokerage, the Fund does not expect to use one particular broker or dealer. It is the Fund’s policy to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money market securities and other debt securities are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, the Fund will not pay brokerage commissions for such purchases. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

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In addition, the Investment Manager may place a combined order for two or more accounts it manages, including the Fund, that are engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or the Fund may obtain, it is the opinion of the Investment Manager that the advantages of combined orders outweigh the possible disadvantages of separate transactions. The Investment Manager believes that the ability of the Fund to participate in higher volume transactions will generally be beneficial to the Fund.

The Investment Manager may pay a higher commission than otherwise obtainable from other brokers in return for brokerage or research services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

While it is the Fund’s general policy to seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Fund, weight is also given to the ability of a broker-dealer to furnish brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, to the Fund or to the Investment Manager, even if the specific services are not directly useful to the Fund and may be useful to the Investment Manager in advising other clients. When one or more brokers is believed capable of providing the best combination of price and execution, the Investment Manager may select a broker based upon brokerage or research services provided to the Investment Manager. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Investment Manager to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer. The standard of reasonableness is to be measured in light of the Investment Manager’s overall responsibilities to the Fund.

TAX MATTERS

The following is intended to be a general summary of certain U.S. federal income tax consequences of investing, holding and disposing of Shares of the Fund. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. INVESTORS ARE THEREFORE ADVISED TO CONSULT WITH THEIR TAX ADVISORS BEFORE MAKING AN INVESTMENT IN THE FUND.

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Fund and the purchase, ownership and disposition of Shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to Shareholders in light of their particular circumstances. Unless otherwise noted, this discussion assumes you are a U.S. Shareholder and that you hold your Shares as a capital asset. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership, or disposition of Shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

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The Fund intends to qualify annually as a regulated investment company (a “RIC”) under the Code. To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of stock, securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in qualified publicly traded partnerships; (b) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, in the securities (other than securities of other RICs) of two or more issuers which the Fund controls and are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships; and (c) distribute for each taxable year an amount at least equal to the sum of 90% of its investment company taxable income (determined without regard to the deduction for dividends paid) and 90% of its net tax exempt interest income.

The Fund might not distribute all of its net investment income, and the Fund is not required to distribute any portion of its net capital gain. If the Fund qualifies for treatment as a RIC but does not distribute all of its net capital gain and net investment income, it will be subject to tax at regular corporate rates on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount of capital gain as undistributed capital gain in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be deemed to have paid their proportionate share of the tax paid by the Fund on such undistributed amount and will be entitled to credit that amount of tax against their federal income tax liabilities, if any; and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the Shareholder’s gross income and the tax deemed paid by the Shareholder.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its net investment income and net capital gain. Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (3) any ordinary income and capital gains for previous years that were not distributed during those years. To prevent application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.

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Although dividends generally will be treated as distributed when paid, any dividend declared by the Fund in October, November or December and payable to Shareholders of record in such a month that is paid during the following January will be treated for U.S. federal income tax purposes as received by Shareholders on December 31 of the calendar year in which it was declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated for certain purposes as paid by the Fund during such taxable year. In such case, Shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a RIC’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the RIC when they are actually paid.

If the Fund fails to satisfy the qualifying income or diversification requirements in any taxable year, the Fund may be eligible for certain relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where the Fund corrects the failure within a specified period. In order to be eligible for the relief provisions with respect to a failure to meet the diversification requirements, the Fund may be required to dispose of certain assets. If these relief provisions are not available to the Fund and it fails to qualify for treatment as a RIC for a taxable year, the Fund will be taxable at regular corporate tax rates (and, to the extent applicable, at corporate alternative minimum tax rates). In such an event, all distributions (including capital gain distributions) will be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits, subject to the dividends-received deduction for corporate Shareholders and to the tax rates applicable to qualified dividend income distributed to non-corporate Shareholders. In such an event, distributions in excess of the Fund’s current and accumulated earnings and profits will be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Shares (reducing that basis accordingly), and any remaining distributions will be treated as a capital gain. To requalify for treatment as a RIC in a subsequent taxable year, the Fund would be required to satisfy the RIC qualification requirements for that year and to distribute any earnings and profits from any year in which the Fund failed to qualify for tax treatment as a RIC. In addition, if the Fund were to fail to qualify as a RIC for a period greater than two taxable years, it would generally be required to pay a Fund-level tax on certain net built-in gains recognized with respect to certain of its assets upon a disposition of such assets within five years of qualifying as a RIC in a subsequent year.

The Board reserves the right not to maintain the qualification of the Fund for treatment as a RIC if it determines such course of action to be beneficial to Shareholders.

Distributions

Dividends paid out of the Fund’s net investment income generally will be taxable to a Shareholder as ordinary income to the extent of the Fund’s earnings and profits, whether paid in cash or reinvested in additional Shares. The Fund may be able to report a portion of its income as “qualified dividend income,” however, which is taxable to non-corporate Shareholders at rates of up to 20%.

In general, dividends may be reported by the Fund as qualified dividend income if they are attributable to qualified dividend income received by the Fund. Qualified dividend income generally means dividend income received from investments in common and preferred stock of U.S. companies and stock of certain qualified foreign corporations, provided that certain holding period and other requirements are met by both the Fund and the Shareholders.

A foreign corporation is treated as a qualified foreign corporation for this purpose if it is incorporated in a possession of the United States or it is eligible for the benefits of certain income tax treaties with the United States and meets certain additional requirements. Certain foreign corporations that are not otherwise qualified foreign corporations will be treated as qualified foreign corporations with respect to dividends paid by them if the stock with respect to which the dividends are paid is readily tradable on an established securities market in the United States. Passive foreign investment companies are not qualified foreign investment companies for this purpose.

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A dividend that is attributable to qualified dividend income of the Fund that is paid by the Fund to a Shareholder will not be taxable as qualified dividend income to such Shareholder (1) if the dividend is received with respect to any Share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such Share became ex-dividend with respect to such dividend, (2) to the extent that the Shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, or (3) if the Shareholder elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest. The ex-dividend date is the date on which the owner of the Share at the commencement of such date is entitled to receive the next issued dividend payment for such Share even if the Share is sold by the owner on that date or thereafter.

Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, reported as capital gain dividends are generally taxable to a Shareholder as long-term capital gains regardless of how long the Shareholder has held Shares, at rates of up to 20% for non-corporate taxpayers. Distributions of short-term capital gain are taxable to Shareholders as ordinary income. Shareholders receiving distributions in the form of additional Shares, rather than cash, generally will have a cost basis in each such Share equal to the greater of the net asset value or fair market value of a Share on the reinvestment date. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will first be treated by a Shareholder as a return of capital, which is applied against and reduces the Shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s basis in his or her Shares, the excess will be treated by the Shareholder as gain from a sale or exchange of Shares.

Shareholders will be notified annually as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the net asset value of those Shares.

A dividend or distribution received shortly after the purchase of Shares reduces the net asset value of the Shares by the amount of the dividend or distribution and, although in effect a return of capital will be taxable to the Shareholder. If the net asset value of Shares were reduced below the Shareholder’s cost by dividends and distributions representing gains realized on sales of securities, such dividends and distributions, although also in effect returns of capital, would be taxable to the Shareholder in the same manner as other dividends or distributions.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a RIC’s net investment income. Instead, for U.S. federal income tax purposes, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to offset capital gains in future years. The Fund is permitted to carry forward indefinitely a net capital loss from any taxable year to offset its capital gains, if any, in years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to the Fund and may not be distributed as capital gains to Shareholders. Generally, the Fund may not carry forward any losses other than net capital losses. Under certain circumstances, the Fund may elect to treat certain losses as though they were incurred on the first day of the taxable year immediately following the taxable year in which they were actually incurred.

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The Fund has no capital loss carryforwards because it has not yet commenced operations.

Sale or Exchange of Fund Shares

Sales and repurchases generally are taxable events for Shareholders that are subject to tax. Shareholders should consult their own tax advisers with reference to their individual circumstances to determine whether any particular transaction in Shares is properly treated as a sale for tax purposes, as the following discussion assumes, and to ascertain the tax treatment of any gains or losses recognized in such transactions. In general, if Shares are sold, the Shareholder will recognize gain or loss equal to the difference between the amount realized on the sale and the Shareholder’s adjusted tax basis in the Shares. Such gain or loss generally will be treated as long-term capital gain or loss if the Shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss. Any loss recognized by a Shareholder upon the sale, repurchase or other disposition of Shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the Shareholder of long-term capital gain with respect to such Shares (including any amounts credited to the Shareholder as undistributed capital gains).

Losses on sales or other dispositions of Shares may be disallowed under “wash sale” rules in the event of other investments in the fund (including investments made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the sale or other disposition of Shares or in the event the Shareholder enters into a contract or option to repurchase Shares within such period. In such a case, the disallowed portion of any loss generally would be included in the adjusted tax basis of the Shares acquired in the other investments.

Original Issue Discount Securities

Investments by the Fund in zero coupon or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held, even though the Fund may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. This income is included in determining the amount of income, which the Fund must distribute to avoid the payment of federal income tax and the 4% excise tax. Because such income may not be matched by a corresponding cash payment to the Fund, the Fund may be required to borrow money or dispose of securities to be able to make distributions to its Shareholders.

Investments in Non-U.S. Securities

The Fund may invest in non-U.S. securities, which investments could subject the Fund to complex provisions of the Code applicable to equity interests in passive foreign investment companies (each, a “PFIC”). A PFIC is an equity interest (under Treasury regulations that may be promulgated in the future, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations (i) that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or (ii) where at least 50% of the corporation’s assets (computed based on average fair market value) either produce or are held for the production of passive income. If the Fund invests in PFICs, the Fund could be subject to U.S. federal income tax and nondeductible interest charges on “excess distributions” received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its Shareholders. The Fund would not be able to pass through to its Shareholders any credit or deduction for such a tax. A “qualified electing fund” election or a “mark-to-market” election may be available that would ameliorate these adverse tax consequences, but such elections could require the Fund to recognize taxable income or gain (subject to the distribution requirements applicable to RICs, as described above) without the concurrent receipt of cash. In order to satisfy the distribution requirements and avoid a tax at the Fund level, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund. Gains from the sale of stock of PFICs may also be treated as ordinary income. In order for the Fund to make a qualified electing fund election with respect to a PFIC, the PFIC would have to agree to provide certain tax information to the Fund on an annual basis, which it might not agree to do. The Fund may limit and/or manage its holdings in PFICs to limit its tax liability or maximize its returns from these investments.

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Dividends received by the Fund on foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders of the Fund generally will not be entitled to a credit or deduction with respect to any such taxes paid by the Fund.

Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Backup Withholding

The Fund is required to withhold (as “backup withholding”) a portion of dividends and certain other payments paid to certain holders of Shares who do not to provide the Fund with their correct taxpayer identification number (or, in the case of individuals, their social security numbers) or to make required certifications, or who are otherwise subject to backup withholding. The withholding rate is 24%. Corporate Shareholders and certain other Shareholders specified in the Code generally are exempt from such backup withholding. This withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, provided the required information and forms are timely furnished to the IRS.

Foreign Shareholders

U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, a foreign corporation or foreign partnership (“foreign shareholder”) generally depends on whether the income received from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder. In addition, unless certain foreign entities that hold Shares comply with IRS requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to Fund distributions payable to such entities. A foreign shareholder may be exempt from the withholding described in this paragraph under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the Shareholder and the applicable foreign government comply with the terms of such agreement.

Other Tax Considerations

A 3.8% Medicare contribution tax generally applies to all or a portion of the net investment income of a Shareholder who is an individual and not a nonresident alien for federal income tax purposes and who has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax also applies to all or a portion of the undistributed net investment income of certain Shareholders that are estates and trusts. For these purposes, interest, dividends, and certain capital gains (among other categories of income) are generally taken into account in computing a Shareholder’s net investment income.

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Fund Shareholders may be subject to state, local and foreign taxes on their Fund distributions. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

If a Shareholder recognizes a loss on a disposition of Shares of $2 million or more for a Shareholder that is an individual or a trust, or $10 million or more for a corporate Shareholder, in any single taxable year (or certain greater amounts over a combination of years), the Shareholder must file with the IRS a disclosure statement on Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. In addition, significant penalties may be imposed for the failure to comply with the reporting requirements. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Purchasers of Shares should consult their own tax advisers as to the tax consequences of investing in such Shares, including under state, local and other tax laws.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

Cohen & Company, Ltd., located at 342 North Water Street, Suite 830, Milwaukee, WI 53202, has been selected as the independent registered public accounting firm for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees.

CUSTODIAN

State Street Bank and Trust Company (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund are not held by the Investment Manager, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1 Iron Street, Boston MA 02210.

DISTRIBUTOR

Foreside Fund Services, LLC, (the “Distributor”) is the distributor of Shares and is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. Pursuant to the Distribution Agreement, the Distributor acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Distributor continually distributes Shares of the Fund on a best efforts basis. The Distributor has no obligation to sell any specific quantity of Shares. The Distributor and its officers have no role in determining the investment policies of the Fund.

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PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Investment Manager. The Investment Manager will vote such proxies in accordance with its proxy policies and procedures. A copy of the Investment Manager’s proxy policies and procedures are included as Appendix A to this SAI.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1 (888) 442-4420 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of May 31, 2021, there were no shares of the Fund outstanding, and therefore were no record or beneficial owners of 5% or more of the Fund or any Share class.

FINANCIAL STATEMENTS

Appendix B to this SAI provides financial information regarding the Fund. The Fund’s financial statements have been audited by Cohen & Company, Ltd.

SUPPLEMENTAL FINANCIAL INFORMATION

A table showing the fees and expenses of the Fund after giving effect to the proposed reorganization of the Predecessor Fund into the Fund is included in the Prospectus. The reorganization will not result in a material change to the Predecessor Fund's investment portfolio due to the investment restrictions of the Fund. As a result, a schedule of investments of the Predecessor Fund modified to show the effects of such change is not required and is not included. There are no material differences in the accounting policies of the Predecessor Fund as compared to those of the Fund.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed and copied on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

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APPENDIX A – PROXY VOTING POLICIES AND PROCEDURES

Cliffwater LLC

PROXY POLICY AND PROCEDURE

Rule 206(4)-6 of the Advisers Act requires a registered investment adviser that exercises voting authority with respect to client securities to: (i) adopt written policies reasonably designed to ensure that the investment adviser votes in the best interest of its clients and addresses how the investment adviser will deal with material conflicts of interest that may arise between the investment adviser and its clients; (ii) disclose to its clients information about such policies and procedures; and (iii) upon request, provide information on how proxies were voted.

For its non-discretionary clients, Cliffwater does not have authority to vote client securities. These clients will receive their proxies, corporate actions, consents and other solicitations directly from their custodian or the relevant issuer or investment fund. These clients may contact their client service professionals with questions about a particular solicitation.

For its discretionary clients, Cliffwater generally takes responsibility for ensuring that proxies solicited by, or with respect to, the issuers of securities held in the client’s investment account, and corporate actions and consents sought by such issuers (including tender offers and rights offerings) are voted. In most cases, the managers of the commingled funds and separate accounts holding the assets vote the proxy solicitations. However, Cliffwater will take such action in limited circumstances which may include private partnership amendments and consents and in the event that an individual security is held by the client outside of a commingled fund or separate account where the manager votes the securities. Cliffwater’s discretionary clients may also retain the right to vote any proxies or take action relating to specified securities held in the client’s investment account, provided the client gives timely written notice to Cliffwater.

Cliffwater will not put its own interests ahead of those of any of its client and will resolve any possible conflicts between its interests and those of the client in favor of the client. When voting proxies, Cliffwater follows procedures designed to identify and address material conflicts of interest that may arise between its interests and those of its clients. Accordingly, prior to voting any proxy, Cliffwater will determine whether a material conflict of interest exists. A conflict of interest will be considered material to the extent that it is determined that the conflict has the potential to influence Cliffwater’s decision making in voting the proxy. If Cliffwater determines that there is a material conflict of interest related to the proxy solicitation, Cliffwater will take appropriate action to resolve the conflict which may include abstaining from a particular vote.

Cliffwater will seek to act solely in the best interests of its clients when exercising its voting authority. Cliffwater determines whether and how to vote proxies on a case-by-case basis. In making such determination, Cliffwater: (i) will attempt to consider all aspects of the vote that could affect the value of the issuer or that of the relevant client, (ii) will vote in a manner that it believes is consistent with the relevant client’s stated objectives, (iii) generally will vote in accordance with the recommendation of the issuing company’s management on routine and administrative matters, unless Cliffwater has a particular reason to vote to the contrary, and (iv) may not vote at all to the extent the outcome of the vote or action does not have a material impact on the issuer or value of its securities.

Under Rule 204-2 under the Advisers Act, Cliffwater must retain: (i) its voting policies and procedures; (ii) corporate action and proxy statements received; (iii) records of votes cast; (iv) records of client requests for voting information; and (v) any documents prepared by Cliffwater that were material to making a decision on how to vote. Under the circumstances where Cliffwater votes a proxy, corporate action or consent solicited by an issuer of securities or an investment fund, Cliffwater will document and maintain its voting record.

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Cliffwater’s General Counsel and Chief Compliance Officer must approve the engagement of any proxy advisory firm to assist in connection with voting client securities.

For private investment funds, Cliffwater may accept a seat on an advisory board or similar group for a fund in which one or more Cliffwater clients have invested. Cliffwater believes advisory board service benefits its clients by allowing Cliffwater greater insight into the fund and its strategies and that, in general, the interests of its clients as investors will be aligned with the interests of all investors in the fund. However, if the interests of Cliffwater’s clients were to diverge from the interests of each other, the Cliffwater representative will take appropriate action to resolve the conflict which may include abstaining from a particular vote. Please see section III.B.7. for further information regarding Cliffwater’s actions with respect to advisory boards.

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APPENDIX B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Cliffwater Enhanced lending Fund

(A Delaware Statutory Trust)

Financial Statements

May 7, 2021

Cliffwater Enhanced lending Fund

(A Delaware Statutory Trust)

May 7, 2021

Table of Contents

Report of Independent Registered Public Accounting Firm	3
Statement of Assets and Liabilities	4
Statement of Operations	5
Notes to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Trustees of

Cliffwater Enhanced Lending Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Cliffwater Enhanced Lending Fund (the “Fund”) as May 7, 2021, the related statement of operations for the one day then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of May 7, 2021, and the results of its operations for the one day then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit includes performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and confirmation of cash owned as of May 7, 2021 by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor of one or more of Cliffwater LLC’s investment companies since 2018.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

May 24, 2021

Cliffwater Enhanced lending Fund

(A Delaware Statutory Trust)

Statement of Assets and Liabilities

As of May 7, 2021

Assets
Cash	$100,000
Receivable from Investment Manager (See Note 2)	59,719
Deferred offering costs (See Note 2)	89,534
Total Assets	249,253

Liabilities
Payable to Investment Manager (See Note 2)	516
Payable for offering costs (See Note 2)	89,393
Payable for organizational costs (See Note 2)	59,344
Total Liabilities	149,253

Net Assets	$100,000

Components of Net assets:
Paid-in capital	$100,000

Net Assets	$100,000

Net assets attributable to:

Class I (10,000 shares outstanding)	$100,000

Net asset value per share:

Class I	$10.00

See Notes to Financial Statements.

Cliffwater Enhanced lending Fund

(A Delaware Statutory Trust)

Statement of Operations

One Day Ended May 7, 2021

Expenses
Organizational costs	$59,719
Less: Reimbursement from the Investment Manager	(59,719)

Net Expenses	-

Net Increase in Net Assets Resulting from Operations	$-

See Notes to Financial Statements.

CLIFFWATER ENHANCED LENDING FUND

(A Delaware Statutory Trust)

Notes to Financial Statements

1. Organization

The Cliffwater Enhanced Lending Fund (the “Fund”) is a closed-end non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and organized as a Delaware statutory trust on January 22, 2021. The Fund is a “fund of funds” that intends to operate as an interval fund. Cliffwater LLC serves as the investment adviser (the “Investment Manager”) of the Fund.

The Fund’s investment objective is to seek high current income and modest capital appreciation. The Fund’s secondary objective is capital preservation. Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its assets (net assets, plus any borrowings for investment purposes) in lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, the level of which is commensurate with the probability of loss for each investment or strategy. The Fund may also provide capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan. Investments by the Fund may take the form of secured or unsecured bonds and loans with a fixed or floating coupon, a structured capital instrument with preference to common equity holders and a stated contractual interest payment or rate of return, assets with fixed lease payments, or other assets with predictable cash flow streams. Investments may be made directly or indirectly through a range of investment vehicles that the Investment Manager believes offer high current income across corporate, real asset and alternative credit opportunities. The Investment Manager will employ a dynamic process that allocates the Fund’s assets between Investment Funds and direct investments.

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), the Cliffwater Enhanced Lending Fund, L.P. (the “Predecessor Fund”), will reorganize with and transfer substantially all its assets into the Fund. The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Fund and the Predecessor Fund share the same Investment Manager and portfolio managers.

The Fund has been inactive since the date it was organized except for matters relating to the Fund’s establishment, designation, and the registration of 10,000 Class I shares to the Investment Manager on May 7, 2021 for $100,000, which represents the Investment Manager’s seed investment.

2. Accounting Policies

Basis of Preparation and Use of Estimates

The Fund is an investment company and follows the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Organizational and Offering Costs

Organizational costs consist of the costs of forming the Fund, drafting of bylaws, administration, custody and transfer agency agreements, legal services in connection with the initial meeting of trustees and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the SEC the Fund’s registration statement, the costs of preparation, review and filing of any associated marketing or similar materials, the costs associated with the printing, mailing or other distribution of the Prospectus, SAI and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. The aggregate amount of the organizational costs and offering costs as of the date of the accompanying financial statements are $59,719 and $89,534, respectively.

The Investment Manager has agreed to reimburse the Fund’s organizational costs and offering costs already incurred and any additional costs incurred prior to the commencement of operations of the Fund. Organizational costs are expensed as incurred and those reimbursed by the Investment Manager prior to commencement of operations will be reimbursed to the Investment Manager in accordance with the fee waiver agreement discussed in Note 4. Offering costs are accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis.

Federal Income Taxes

The Fund intends to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986. If so qualified, the Fund will not be subject to federal income tax to the extent it distributes substantially all of its net investment income and capital gains to shareholders. Therefore, no federal income tax provision is required. Management of the Fund is required to determine whether a tax position taken by the Fund is more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Based on its analysis, there were no tax positions identified by management of the Fund which did not meet the “more likely than not” standard as of May 7, 2021.

Indemnifications

In the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund expects the risk of loss to be remote.

3. Capital Stock

The Fund intends to offer shares of beneficial interest (“Shares”) designated as Class I (“Class I Shares”). The Fund may offer additional classes of Shares in the future. Class I shares are not subject to an initial sales charge.

The Fund has registered a total offering of $300,000,000 and is authorized as a Delaware statutory trust to issue an unlimited number of Shares in one or more classes, with a par value of $0.001. The minimum initial investment in Class I Shares by any investor is $10,000,000. The minimum additional investment in the Fund by any shareholder is $5,000. However, the Fund, in its sole discretion, may accept investments below these minimums. Shares may be purchased by principals and employees of the Investment Manager or its affiliates and their immediate family members without being subject to the minimum investment requirements. The Shares will be initially issued at $10.00 per share. Thereafter, the purchase price for each class of Shares will be based on the net asset value per Share as of the date such Shares are purchased. Accredited investors subscribing through a given registered investment adviser or broker/dealer may have shares aggregated to meet these minimums, so long as denominations are not less than $10,000 and incremental contributions are not less than $1,000.

Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end interval fund which means that the shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares. The Fund provides a limited degree of liquidity to the shareholders by conducting repurchase offers quarterly. For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the shareholders’ desire for liquidity. A shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the shareholder’s purchase of the Shares.

4. Agreements

The Fund has entered into an investment management agreement (the “Investment Management Agreement”) with the Investment Manager. Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager a monthly Investment Management Fee equal to 0.95% on an annualized basis of the Fund’s “Net Assets.” “Net Assets” means the total assets of the Fund (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities as of each month-end.

The Investment Manager has entered into a fee waiver agreement with the Fund, whereby the Investment Manager has agreed to waive all of its investment advisory fees that it would otherwise have been paid for a period not to exceed one year from the effective date of the Fund’s registration statement. The Investment Manager may reduce the amount of the waiver in the amount of any organizational and related expenses paid by the Investment Manager with respect to the Fund.

5. Other Agreements

Distribution and Services Agreement

Foreside Fund Services, LLC (the “Distributor”) is the distributor (also known as principal underwriter) of the Shares of the Fund and acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund.

Fund Administration Agreement

The Fund has retained the Administrator, UMB Fund Services, Inc. (the “Administrator”) to provide administrative services, and to assist with operational needs. In consideration for these services, the Fund pays the Administrator a minimum monthly administration fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund, and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

Custodian Agreement

State Street Bank and Trust Company (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. In consideration for these services, the Fund pays the Custodian a minimum monthly custodian fee.

6. Subsequent Events

In preparing these financial statements, management has evaluated subsequent events through the date of issuance. There have been no subsequent events that occurred during such period that would require disclosure or would be required to be recognized in the financial statements.

 APPENDIX C

CLIFFWATER ENHANCED LENDING FUND L.P. FINANCIAL STATEMENTS

Cliffwater Enhanced Lending Fund L.P.

Financial Statements as of and for the

Period March 26, 2021 (commencement of operations) through March 31, 2021, and

Independent Auditors’ Report

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Independent Auditors’ Report

To the Partners of

Cliffwater Enhanced Lending Fund L.P.

We have audited the accompanying financial statements of Cliffwater Enhanced Lending Fund L.P., which comprise the statement of assets and liabilities, including the schedule of investments, as of March 31, 2021, and the related statements of operations, changes in partners’ capital and cash flows for the period from March 26, 2021 (commencement of operations) through March 31, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cliffwater Enhanced Lending Fund L.P. as of March 31, 2021, and the results of its operations, changes in its partners’ capital, and its cash flows for the period from March 26, 2021 (commencement of operations) through March 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Milwaukee, Wisconsin

June 7, 2021

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board

 Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Statement of Assets and Liabilities

March 31, 2021

Assets
Investments in securities, at fair value (cost $690,866)	$690,866
Advance contributions	11,309,134
Interest receivable	26
Total assets	$12,000,026
Liabilities and Partners’ Capital
Liabilities:
Organizational expenses payable	$218,022
Accrued expenses	34,375
Total liabilities	252,397
Partners’ capital	11,747,629
Total liabilities and partners’ capital	$12,000,026

See accompanying notes to financial statements.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Schedule of Investments

March 31, 2021

	Shares	Fair value	Percentage of partners’ capital
Investments in securities, at fair value
Money market funds
State Street Institutional U.S. Government Fund, 0.04%[1]	690,866	$690,866	5.88%
Total investments in securities, at fair value (cost $690,866)	690,866	$690,866	5.88%

[1]	The rate is the annulaized seven-day yield at period end

See accompanying notes to financial statements.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Statement of Operations

For the period March 26, 2021 (commencement of operations) through March 31, 2021

Investment income	$26

Expenses:	218,022
Organizational expenses
Professional fees	20,000
Administrative fees	14,375
Total expenses	252,397
Net investment loss	(252,371)
Net loss	$(252,371)

See accompanying notes to financial statements.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Statement of Changes in Partners’ Capital

For the period March 26, 2021 (commencement of operations) through March 31, 2021

	General Partner	Limited Partners	Total
Partners’ capital, beginning of period	$—	$—	$—
Capital contributions	—	12,000,000	12,000,000
Pro rata allocation of net loss	—	(252,371)	(252,371)
Partners’ capital, end of period	$—	$11,747,629	$11,747,629

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Statement of Cash Flows

For the period March 26, 2021 (commencement of operations) through March 31, 2021

Cash flows from operating activities:
Net loss	$(252,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in advance contributions	(11,309,134)
Increase in interest receivable	(26)
Increase in organizational expenses payable	218,022
Increase in accrued expenses	34,375
Net cash flows used in operating activities	(11,309,134)

Cash flows from financing activities:
Partner capital contributions	12,000,000
Net cash flows provided by financing activities	12,000,000
Net increase in cash and cash equivalents	690,866
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$690,866

See accompanying notes to financial statements.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

(1)	Organization

Cliffwater Enhanced Lending Fund L.P. (the “Fund”), a Delaware limited partnership, was formed February 19, 2021 and began operations on March 26, 2021. The Fund’s primary investment objective is to seek high current income and modest capital appreciation, while the fund’s secondary objective is capital preservation. The Fund seeks to achieve this objective by investing in a diversified mix of private equity, private credit, and semi-liquid or listed investments that will achieve a stable return profile with low to moderate volatility. Cliffwater Enhanced Lending Fund GP LLC, a Delaware limited liability company, is the Fund’s general partner (the “General Partner”) and has full authority to manage and conduct the business and affairs of the Fund. Capitalized terms used, but not defined herein, shall have the meaning assigned to them in the Fund’s Limited Partnership Agreement, as amended.

Cliffwater, LLC (the “Investment Manager”) is the investment manager to the Fund and is responsible for investment selection and portfolio construction. The Investment Manager is a registered investment advisor with the SEC.

At any time during the term of the Fund, the General Partner may, in its sole discretion, elect to effect a restructuring of the Fund by causing the Fund (directly or indirectly) to convert to, merge with or directly or indirectly transfer all or any portion of its assets to a closed-ended investment management company that is registered with the SEC under the Investment Company Act, that is operated as an interval fund pursuant to Rule 23c-3 under the Investment Company Act, elects to be treated as a RIC for U.S. federal income tax purposes, pursues substantially the same investment strategy as the Fund, and engages the Manager to serve as its investment manager (a “Conversion” and, after Conversion the Fund referred to as the “Interval Fund”). In connection with a Conversion, the General Partner shall ensure that each Limited Partner ultimately receives an interest in the Interval Fund in proportion to the relative fair market value of its Interest in the Fund.

The initial closing of the Fund was held on March 26, 2021. The Fund will terminate on the earlier of a conversion to a closed-end investment company registered under the Investment Company Act of 1940 or the eighth anniversary of the Final Closing. The Fund’s administrator is UMB Fund Services, Inc.

(2)	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Fund in the preparation of its financial statements. All accounts are stated in U.S. dollars unless otherwise noted. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services – Investment Companies.

(a)	Investments

Investments in private equity investments, including private investment funds are recorded based on the net asset value reported by the underlying fund without further adjustments, as a practical expedient of fair value as described in note 3.

Investments in securities are recorded at fair value. Fair value for securities traded on a national securities exchange or reported on a national market are stated at the last reported sales prices on the date of valuation on the principal exchange for such securities. Money market mutual funds are valued at their respective net asset values per share as reported by such funds.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

Proceeds received from investments in private equity investments, including private investment funds, are accounted for as a reduction to cost and any proceeds received above the cost basis result in a realized gain. Proceeds received from the sale of investments in securities are recognized at the time of sale on a specific-identification basis. Unrealized gains and losses are reflected in operations when changes between the carrying value and fair value of investments in private equity funds or investments in securities occur.

(b)	Investment transactions and related income

The Fund records its investment transactions on a trade-date basis. The difference between the cost and the fair value of open investments is reflected as the net change in unrealized appreciation on investments in the accompanying Statement of Operations. Distributions received from portfolio funds are evaluated by the General Partner, incorporating information received from the portfolio funds’ investment managers, to determine the appropriate classification as income, realized gain, or return of capital. Interest income includes interest-equivalent dividends on money market mutual funds.

(c)	Income Taxes

The Fund itself is not subject to U.S. federal income taxes; each member is individually liable for income taxes, if any, on its share of the Fund’s net taxable income. Interest, dividends, and other income realized by the Fund from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced.

The Fund has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the period ended March 31, 2021. A reconciliation is not provided herein as the ending and beginning amounts of unrecognized benefits are zero, with no interim additions, reductions or settlements. No income tax returns are currently under examination.

(d)	Cash and Cash Equivalents

The Fund considers all liquid investments with original maturities of ninety days or less to be cash and cash equivalents, including investments in money market mutual funds registered under the Investment Company Act of 1940. At March 31, 2021, investments in money market funds of $690,866 represents cash and cash equivalents.

(e)	Profit and Loss Allocations

Profits and losses are allocated to all investors of the Fund in accordance with the terms of the Fund’s private placement memorandum. In general, each investor shares in the profits and losses of the Fund in proportion to their respective interests in the Fund.

(f)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Fund’s management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosure of contingent assets and liabilities as of the date of the financial statements. Because of the uncertainties associated with estimation, actual results could differ from those estimates used in preparing the accompanying financial statements.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

(g)	Expenses

The Fund bears all expenses including, but not limited to, auditing, legal expenses, general administrative expenses, investment expenses (including interest expenses, brokerage commissions, custodial fees and expense loads of any portfolio funds), and any extraordinary expenses.

(h)	Organizational Expenses

In accordance with GAAP, Reporting on Cost of Start-Up Activities, organizational expenses of

$218,022 were charged to operations directly during the period from March 26, 2021 (Commencement of Operations) to March 31, 2021.

(i)	Concentrations of Credit Risk

Financial instruments which potentially expose the Fund to concentrations of credit risk consist of cash and cash equivalents. The Fund maintains its cash and cash equivalents in financial institutions at levels that periodically exceed federally insured limits.

(j)	Risks and Uncertainties

Investment Risk—A partner’s investment in the Fund represents an indirect investment in the holdings owned by the Fund. The value of these holdings may appreciate or depreciate, sometimes rapidly and unpredictably. An investment in the Fund at any point in time may be worth more or less than the original investment. Investments in the Fund may be affected by general economic and market conditions, public health emergencies, government and political events, investor perceptions, changes in interest rates, and market liquidity.

Since January 2020, global financial markets have experienced and may continue to experience significant volatility resulting from the spread of the COVID-19 Coronavirus. The extent and duration of the impact of COVID-19 on specific positions in which the Fund invests has and will have the potential to continue to affect the value of the Fund’s portfolio and performance.

Liquidity Risk— Investments in portfolio funds by the Fund are acquired through privately negotiated transactions and are generally illiquid; accordingly, there is no assurance that the Fund will be able to realize such investments in a timely manner. The Fund’s ability to exit its investments may also be adversely affected by market conditions. In addition, the limited partner interests in the Fund are illiquid investments and there is no public market for such interests, and none is expected to develop. In addition, the interests are not transferable except with the consent of the Fund’s General Partner and are subject to various legal, tax, and regulatory restrictions.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

(k)	Indemnifications

In the normal course of business, the Fund enters into contracts that provide general indemnifications. In addition, under the terms of the Agreement, the Fund has agreed to indemnify the General Partner, its officers, directors, employees, agents, or any person who serves on behalf of the Fund from any loss, claim, damage, or liability that such person incurs by reason of his performance of activities of the Fund, provided they acted in good faith. The Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Fund and, therefore, cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

(3)	Fair Value of Investments

The Fund uses a fair value hierarchy that prioritizes inputs used to measure fair value into three broad levels. The Fund’s investments are measured at fair value using the following fair value hierarchy levels:

Level 1	Quoted prices in active markets for identical investments

Level 2	Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3	Inputs that are both significant to the fair value measurement and unobservable, including inputs that are not derived from market data or cannot be corroborated by market data and when the investment is not redeemable in the near term

As a private equity fund, most of the Fund’s investments consist of private equity investments, including private investment funds. Investments in private equity investments are reported in the Fund’s statement of assets and liabilities at net asset value (“NAV”) per share (or its equivalent) without further adjustment, as a practical expedient of fair value and therefore these investments are excluded from the fair value hierarchy. Generally, the fair value of the Fund’s investment in a privately offered investments represents the amount that the Fund could reasonably expect to receive from the investment fund if the Fund’s investment is withdrawn at the measurement date based on NAV. These investments are redeemable at NAV under the original terms of the fund agreements and/or subscription agreements and based on the operations of the underlying funds. However, it is possible that these redemption rights may be restricted or eliminated by the funds in the future in accordance with the underlying fund agreements.

The following table summarizes the Fund’s investments measured at fair value at March 31, 2021.

	Assets at Fair Value as of March 31, 2021
	Level 1	Level 2	Level 3	Total
Investments in marketable securities
Money market funds	$690,866	$-	$-	$690,866
Total investments in marketable securities	$690,866	$-	$-	$690,866

As reflected in the statement of assets and liabilities, the Fund made an advance contribution to Ares Commercial Finance LP, a private investment fund whose investment objective is to achieve current income and long term capital appreciation through investments in commercial finance assets through a direct lending strategy and through acquisition of specialty finance companies focused primarily on various collateralized lending strategies. The contribution was made prior to March 31, 2021; however, the effective date for

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

purposes of the books and records of the Fund is immediately after 11:59 PM on March 31, 2021. See note 5 for funded and unfunded commitments as of March 31, 2021.

The Fund cannot redeem its investments in the portfolio funds but receives distributions through the liquidation of the underlying assets of the portfolio funds. The portfolio funds’ distributions are expected to occur during the expected term of the Fund. However, the portfolio funds have not informed the Fund of, nor publicly announced, the timing of the liquidation of their underlying assets.

(4)	Fund Capital

The Fund has commitments from the limited partners with respect to their interests of $105,810,000. The General Partner may call commitments to enable the Fund to make investments, pay fees and expenses, or to provide reserves. No limited partner is required to fund an amount in excess of its uncalled commitment, except as provided for in the Agreement. Recallable distributions to limited partners increase the unfunded commitments of the limited partners and are at the discretion of the General Partner. As of March 31, 2021, the Fund has uncalled commitments in the amount of $93,810,000. The ratio of total contributed capital to total committed capital is 11.34%. The partners’ ability to redeem from the Fund is restricted. The limited partners shall not be bound by, or be personally liable for, the expenses, liabilities, or obligations of the Fund except as otherwise provided in the Agreement.

Except under specific circumstances or with the prior written consent of the General Partner, which may be withheld in its discretion, a limited partner may not withdraw, assign, sell, transfer, pledge, hypothecate or otherwise dispose of his/her interests. Distributions from the Fund that constitute current income may be made at any time as determined by the General Partner, in its sole discretion at least quarterly (or more frequently as determined by the General Partner in its sole discretion). Distributable proceeds from the investments (other than current income) will be distributed as soon as practicable following the date on which such distributable proceeds are received at the discretion of the General Partner. The General Partner will be entitled to withhold, from any distributions, amounts necessary to create, in its sole discretion, appropriate reserves for expenses and liabilities of the Fund, as well as for any required tax withholdings.

(5)	Commitments

As of March 31, 2021, the Fund had funded $7,544,347 or 36.57% of the $20,625,000 of its total commitment to a private investment fund.

(6)	Related Party Transactions

(a)	Investment Management Agreement

The Fund has entered into an Investment Management Agreement (the “IMA”) with the Investment Manager as of March 24, 2021 until the termination of the Fund to perform certain duties on behalf of the Fund as outlined in the IMA and Agreement. The Investment Manager does not receive any management fees from the Fund for its services.

(b)	Organizational and Offering Expenses

The Fund will pay or reimburse the Investment Manager for the organizational and syndication costs and expenses (“Organizational Expenses”) in connection with the formation of the Fund up to $250,000 in aggregate. The Fund has decided to expense Organizational Expenses in the first year of operation ending on March 31, 2021. The Fund does not have any Offering Expenses. As of March 31, 2021, the Fund had

$218,022 in Organizational Expenses.

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

(7)	Concentration of Partners

As of March 31, 2021, two limited partners owned 30.24% and 23.63%, respectively, of the Fund’s partners’ capital.

(8)	Financial Highlights

Nonregistered investment companies are required to disclose certain financial highlights related to investment performance and operations. These financial highlights include total return, net investment income and expense ratios for the fiscal period March 26, 2021 (commencement of operations) through March 31, 2021 applicable to the Fund’s investors as follows:

Limited Partners
Total return	(2.10)%
Ratios to average limited partners' capital:
Total expenses	2.49%

Net investment loss	(2.49)%

The expense and net investment loss ratios are calculated as a percentage of average investors’ capital and are calculated for each respective investor interest taken as a whole. The computation of these ratios based on the amount of expenses and net investment loss assessed to an individual investors’ capital may vary from these ratios based on different management fee arrangements and the timing of capital transactions. The expense and net investment loss ratios do not reflect the Fund’s proportionate share of expenses and net investment income (loss) of the underlying private investments. The expense and net investment loss ratios have been annualized for the fiscal period March 26, 2021 (commencement of operations) through March 31, 2021.

(9)	Subsequent Events

Management has evaluated subsequent events for potential recognition and/or disclosure through June 7, 2021, the date the financial statements were available to be issued, and determined that other than described below, there are no subsequent events to be reported in the accompanying financial statements.

From April 1, 2021 through June 7, 2021 the Fund received $57,456,090 of capital contributions and distributed $1,197,122 to limited partners.

From April 1, 2021 through June 7, 2021 the Fund committed $3,000,000 to Annaly Credit Opportunities Onshore Fund LP, $5,000,000 to Ares Capital Europe V (D) Levered, $30,000,000 to HPS Senior Loan Fund V-L, LP, $15,000,000 to Linden Structured Capital Fund LP, $40,000,000 to Pathlight Capital Fund II LP,

$20,000,000 to Shamrock Capital Debt Opportunities Fund I, LP, $30,000,000 to Silver Point Specialty Credit Fund II LP, and $12,500,000 to Waccamaw River LLC. Of these commitments, $3,000,000 was drawn by Annaly Credit Opportunities Onshore Fund LP, $4,500,000 was drawn by HPS Senior Loan Fund V-L, LP, $9,373,107 was drawn by Linden Structured Capital Fund LP, $11,540,442 was drawn by Pathlight Capital Fund II LP, $10,908,857 was drawn by Silver Point Specialty Credit Fund II LP, and $2,212,500 was drawn by Waccamaw River LLC. In addition, $2,425,000 was invested in preferred equity in ProPharma

Cliffwater Enhanced Lending Fund L.P.

(A Delaware Limited Partnership)

Notes to the Financial Statements

March 31, 2021

Group, $2,000,000 in a subordinated note of OTR Capital, LLC, and $1,920,000 in a second lien loan in Polaris NewCo, LLC.

On May 13, 2021, the Board of Trustees of Cliffwater Enhanced Lending Fund, a newly formed closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “RIC”), approved an Agreement and Plan of Exchange and Reorganization whereas, on or about June 30, 2021, the RIC will acquire substantially all of the assets of the Fund, including without limitation all cash, cash equivalents, securities, interest and dividend receivables and rights to register shares under applicable securities laws owned by the Fund (“Assets”), and assume all of the Fund’s known liabilities (“Liabilities”) in exchange for shares of the RIC of equal U.S. dollar value (the “Fund Shares”) and will simultaneously distribute on a pro rata basis to the partners of the Fund all of the Fund Shares received in exchange for their partnership interests in the Fund in liquidation of the Fund.